SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CUMULUS MEDIA INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cumulus Media Inc.

Annual Meeting of Shareholders

June 14, 2002

Notice of Meeting and Proxy Statement

Cumulus Media Inc.

3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, GA 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 14, 2002

To the Shareholders of Cumulus Media Inc.:

      The 2002 Annual Meeting of Shareholders of Cumulus Media Inc., an Illinois corporation, sometimes referred to as the Company or Cumulus, will be held at 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia, 30305 on June 14, 2002 at [     ], local time, for the following purposes:

(1) to re-elect Lewis W. Dickey, Jr. as a Class III director;

(2) to approve a proposal to change the state of incorporation of the Company from Illinois to Delaware by merging the Company into a wholly owned subsidiary of the Company that is incorporated under the laws of Delaware, referred to as the Reincorporation Proposal, which reincorporation will cause certain changes to the Company’s articles of incorporation and by-laws, all of which is more fully described in the accompanying proxy statement;

(3) to ratify the Board’s selection of KPMG LLP as our independent auditors for 2002;

(4) to approve an amendment to the Cumulus Media Inc. Amended and Restated 1998 Employee Stock Purchase Plan to increase the shares available for purchase by 1,000,000; and

(5) to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      Only holders of record of Class A Common Stock or Class C Common Stock at the close of business on May 3, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. A list of such shareholders will be open for examination by any shareholder at the time and place of the meeting.

      Holders of a majority of the outstanding shares of Class A Common Stock and Class C Common Stock must be present in person or by proxy in order for the meeting to be held. Therefore, shareholders are urged to date, sign and return the accompanying proxy card in the enclosed envelope whether or not they expect to attend the annual meeting in person. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.

Lewis W. Dickey, Jr.
Chairman, President &
Chief Executive Officer

May      , 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Proposals You May Vote On
1. Election of a Director
2. Reincorporation of the Company
3. Ratification of the Appointment of KPMG LLP as Independent Auditors
4. Approval of an Amendment to the 1998 Employee Stock Purchase Plan
SECURITY OWNERSHIP OF CUMULUS MEDIA’S COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INFORMATION ABOUT THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
MEMBERS OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SUBMISSION OF SHAREHOLDER PROPOSALS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

Proxy Statement	1

Proposals You May Vote On	3
1. Election of a Director	3
2. Reincorporation of the Company	3
3. Ratification of the Appointment of KPMG LLP as Independent Auditors	9
4. Approval of an Amendment to the 1998 Employee Stock Purchase Plan	10

Security Ownership of Cumulus Media’s Common Stock	13

Section 16(a) Beneficial Ownership Reporting Compliance	15

Executive Compensation	15

Certain Relationships and Related Party Transactions	21

Information about the Board of Directors	22

Compensation Committee Report on Executive Compensation	23

Audit Committee Report	26

Members of the Board of Directors	27

Performance Graph	29

Submission of Shareholder Proposals	30

i

Cumulus Media Inc.

3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305

May      , 2002

PROXY STATEMENT

General Matters

Date, Time and Place for the Annual Meeting

      We are furnishing this proxy statement to the holders of our Class A Common Stock and our Class C Common Stock in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Shareholders to be held on Friday, June 14, 2002 at [       ], local time, at 3535 Piedmont Road, Building 14, Level C, Atlanta, Georgia 30305, or any adjournment or postponement of that meeting. This proxy statement and the accompanying proxy card are being sent to our shareholders commencing on or about May [     ], 2002.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

      All holders of record of our Class A Common Stock and our Class C Common Stock at the close of business on May 3, 2002, referred to as the record date, are entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the voting power represented by outstanding shares of our Class A Common Stock and Class C Common Stock, voting together as a single class, is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum. A list of shareholders of record will be available for examination at the time and place of the Annual Meeting. As of May 3, 2002, there were 35,931,511 shares of Class A Common Stock outstanding and 1,529,277 shares of Class C Common Stock outstanding.

Voting Rights; Vote Required

      Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held as of the record date. Holders of Class C Common Stock are entitled to ten votes for each share of Class C Common Stock held as of the record date. The affirmative vote of a simple majority of the voting power represented by shares of Class A Common Stock and Class C Common Stock present in person or by proxy at the Annual Meeting is required to elect directors, approve the amendment of the 1998 Stock Purchase Plan and to ratify the appointment of our auditors for 2002. The approval of the Reincorporation Proposal requires the vote of a majority of the total voting power represented by outstanding shares of Class A Common Stock and Class C Common Stock, voting together as a single class. Abstentions and withheld votes have the effect of votes against these proposals. Broker non-votes, which will be counted for purposes of determining shares outstanding for purposes of a quorum, will have no effect on the election of directors, the approval of the amendment of the 1998 Stock Purchase Plan and the appointment of auditors, but will have the effect of a vote against the Reincorporation Proposal.

      In addition, under our articles of incorporation, the consent of the holders of a majority of the outstanding shares of our Class B Common Stock, consenting separately as a class, is required to approve the Reincorporation Proposal. We have received the consent of holders of a majority of the outstanding shares of our Class B Common Stock entitled to exercise those consent rights. Holders of Class B Common Stock are not entitled to vote on any other proposals expected to come before the Annual Meeting.

Voting and Revocation of Proxies

      A proxy card for you to use in voting accompanies this proxy statement. Subject to the following sentence, all properly executed proxies that are received prior to, or at, the Annual Meeting and not revoked will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR the individual nominated to serve as director and FOR each of the other proposals.

      If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the meeting and voting in person. In addition, you may revoke any proxy you give at any time before the meeting by delivering to our Secretary, at 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305, so that it is received prior to the meeting, or at the meeting itself, a written statement revoking the proxy, or by delivering a duly executed proxy bearing a later date. If you have executed and delivered a proxy to us, your attendance at the meeting will not, by itself, constitute a revocation of your proxy.

Solicitation of Proxies

      We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

Other Matters

      Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the proxy will vote in their discretion to the extent permitted by law.

Proposals You May Vote On

1. Election of a Director

      One Class III director of our Board will be elected at the Annual Meeting. The Class III director will serve until the 2005 annual meeting of shareholders or until he is succeeded by another qualified director who has been elected. No other class of directors has a term that expires this year. The nominee for re-election as a director is:

Class III Director                         Lewis W. Dickey, Jr.

      Detailed information about Mr. Dickey is provided in “Members of the Board of Directors” elsewhere in this Proxy Statement. The Board has no reason to believe that the nominee will be unable to serve as a director. If for any reason the nominee becomes unable to serve, the persons named in the proxy will vote for the election of such other person as the Board may recommend.

      Your Board recommends a vote FOR the election of the nominee for Class III director.

2. Reincorporation of the Company

      The Board has unanimously approved the reincorporation of the Company in the State of Delaware. Through the reincorporation, the state of incorporation of Cumulus Media Inc. would be changed from Illinois to Delaware.

      To accomplish the reincorporation, the Board has unanimously adopted a Certificate of Ownership and Merger, referred to as the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement, providing for the merger of the Company into Cumulus Delaware Inc., a wholly owned subsidiary of the Company that has recently been formed pursuant to the Delaware General Corporation Law, or DGCL, for this purpose. The name of the Company after the merger will not be changed. For the sake of clarity in the discussion of this proposal, the Company before the merger is sometimes referred to as “Cumulus Illinois” and the Company after the merger is sometimes referred to as “Cumulus Delaware.”

      If the Reincorporation Proposal is approved by the shareholders, when the merger is completed we will have a new certificate of incorporation and by-laws and will be governed by Delaware law. This will result in some changes, described below, in the rights of shareholders of the Company.

      The same individuals are presently directors of both Cumulus Illinois and the new, wholly owned Delaware subsidiary, and there will be no change in directors as a result of the reincorporation.

      The Reincorporation Proposal will not result in any change in the business or management of the Company, nor will it change our name or the location of our principal executive offices. Our common stock is listed on The Nasdaq Stock Market, and application will be made to list the Cumulus Delaware Common Stock on The Nasdaq Stock Market. Following the merger, each share of each class of common stock of Cumulus Illinois will automatically be converted into one share of a corresponding class of Cumulus Delaware common stock. Each class of Cumulus Delaware common stock will have the identical rights and restrictions as its corresponding class of Cumulus Illinois common stock. Furthermore, each share of the 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, referred to as the Series A Preferred Stock, will automatically be converted into a share of 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, referred to as the Series A Preferred Stock of Cumulus Delaware. The preferences, rights and restrictions of the Cumulus Delaware Series A Preferred Stock will be equivalent to that of the Cumulus Illinois Series A Preferred Stock. Cumulus Illinois common stock certificates will be deemed automatically to represent an equal number of shares of Cumulus Delaware common stock, and Cumulus Illinois preferred stock certificates will be deemed automatically to represent an equal number of shares of Cumulus Delaware preferred stock. Following the reincorporation, previously outstanding Cumulus Illinois stock certificates may be delivered in effecting sales through a broker, or otherwise, of shares of Cumulus Delaware common stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Cumulus Delaware.

      If approved by the Company’s shareholders, we anticipate that the reincorporation will be completed as soon as practicable after receiving that approval. However, the reincorporation may be abandoned, and the Merger Agreement may be amended or terminated, either before or after shareholder approval, if circumstances arise that, in the opinion of the Board, make such action advisable. However, following shareholder approval, none of the principal terms may be amended without further shareholder approval.

      No Federal or state regulatory requirements must be complied with and no approval must be obtained in connection with the Reincorporation Proposal, other than with regard to Federal securities and state blue sky laws, and applicable filings with the Federal Communications Commission.

Reasons for the Reincorporation Proposal

      For many years Delaware has followed a policy of encouraging incorporation in that state, and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are updated and revised periodically to meet changing business needs. Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. The Board believes that this environment provides greater predictability with respect to corporate legal affairs and allows a corporation to be managed more efficiently.

Certain Changes in the Company’s Articles and By-Laws to be Made by the Reincorporation

      The following discussion summarizes the material differences between the certificate of incorporation and by-laws of Cumulus Delaware and the articles of incorporation and by-laws of Cumulus Illinois. If the Reincorporation Proposal is approved and the merger under the Merger Agreement is accomplished, the shareholders of the Company will become subject to the certificate of incorporation and by-laws of Cumulus Delaware. The certificate of incorporation of Cumulus Delaware is identical in all material respects to the articles of incorporation of Cumulus Illinois except that Cumulus Delaware will have a larger number of shares of authorized but undesignated preferred stock than Cumulus Illinois currently has authorized. With that exception, there are no substantive differences between the certificate of incorporation of Cumulus Delaware and the articles of incorporation of Cumulus Illinois. A copy of the by-laws of Cumulus Delaware are attached as Appendix B to this proxy statement, and all statements herein concerning the by-laws are qualified by reference to the exact provisions in that document.

      Takeover Provisions. Delaware and Illinois each have a law that is similar in concept and which prevents an “interested shareholder” (defined under Delaware law as a holder who acquires 15% or more of a target company’s stock) from entering into a business combination with the target company within three years after the date it acquired such stock. However, a business combination is permitted if (a) prior to the date that shareholder became an interested shareholder, the board of directors of the target company approved either the business combination or such acquisition of stock, (b) at the time the interested shareholder acquired such 15% interest, it acquired 85% or more of the outstanding stock of the corporation, excluding shares held by directors who are also officers and shares held under certain employee stock plans, or (c) the business combination is approved by the target company’s board of directors and two-thirds of the outstanding shares voting at an annual or special meeting of shareholders, excluding shares held by the interested shareholder. This provision applies automatically except in the case of corporations with less than 2,000 shareholders of record and without voting stock listed on a national exchange or authorized for quotation with a registered national securities association. Additional exceptions allow corporations, in certain instances, to adopt charter or by-law provisions that elect not to be governed by these provisions. Neither the articles of incorporation or by-laws of Cumulus Illinois, nor the certification of incorporation or by-laws of Cumulus Delaware, contain a provision electing not to be governed by these provisions.

      Vote Required for Routine Shareholder Action. The by-laws of Cumulus Delaware provide that, unless a different number of votes is required by statute or the certificate of incorporation (such as for the approval of a merger, sale of all or substantially all of the Company’s assets or similar extraordinary transactions or an amendment to the certificate of incorporation), acts of shareholders on routine matters may be taken by a majority of the votes cast on the matter where a quorum (a majority of the outstanding shares eligible to vote) is present. Cumulus Illinois’ articles of incorporation provide that, unless a greater vote is otherwise required by Cumulus Illinois’ articles of incorporation, such acts may be taken by a majority of the votes entitled to be cast by the outstanding shares entitled to vote on the matter or, if applicable, a majority of the votes entitled to be cast by the outstanding shares of each class of shares entitled to vote as a class or series on the matter. As a result, the voting requirements on routine matters will be effectively the same after the reincorporation as are currently in effect for Cumulus Illinois.

      Preferred Stock. Under both Illinois and Delaware law, a corporation may have an authorized class of preferred stock, the rights of which may be established by the Board without shareholder approval. The articles of incorporation of Cumulus Illinois currently authorize 262,000 shares of preferred stock, of which 250,000 shares have been designated as 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, and 12,000 shares have been designated as 12% Series B Cumulative Preferred Stock. Cumulus Delaware’s certificate of incorporation will include a provision whereby 20,262,000 shares of preferred stock, referred to as undesignated preferred stock, will be authorized for issuance in the discretion of the Board without further shareholder action. Of those 20,262,000 shares of authorized preferred stock, 250,000 shares will be designated as 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 having the same terms and conditions as those designated by Cumulus Illinois’ articles of incorporation, and 12,000 shares will be designated as 12% Series B Cumulative Preferred Stock, having the same terms and conditions as those designated by Cumulus Illinois’ articles of incorporation. The additional shares of undesignated preferred stock authorized under Cumulus Delaware’s certificate of incorporation will be available for issuance for proper corporate purposes, such as for future financing and acquisition transactions. The Board believes it to be in the best interests of the Company to authorize undesignated preferred stock to ensure that an ample number of these shares are available for issuance if such issuance becomes desirable.

      The 20,000,000 shares of undesignated preferred stock of Cumulus Delaware may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board. The Board will be authorized to fix the designation of each series of undesignated preferred stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversion rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and special or relative rights of the series not inconsistent with the provisions of the certificate of incorporation.

      Pre-emptive Rights. Under Illinois law and Delaware law shareholders do not have pre-emptive rights to subscribe for additional shares of stock, except to the extent provided in the charter. Neither the articles of incorporation of Cumulus Illinois nor the certificate of incorporation of Cumulus Delaware grants pre-emptive rights to shareholders.

      Indemnification. Under Illinois law and Delaware law a corporation may indemnify directors and officers who are or are threatened to be made parties to civil, criminal, administrative or investigative proceedings, by reason of the fact that such person was a director or officer of the corporation, against expenses, judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to criminal proceedings had no reasonable cause to believe that the conduct was unlawful. Both states’ statutes provide that they shall not be deemed to be exclusive of any rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. Both states’ statutes provide that a corporation may purchase insurance on behalf of any director or officer against liability incurred by such person in such capacity whether or not the corporation would have power to indemnify such person against such liability under the statute. Under

Illinois law, expenses incurred by a director or officer in defending a proceeding may be advanced by the corporation prior to final disposition of the matter if such person undertakes to repay such amount unless it shall be ultimately determined that such person is entitled to be indemnified by the corporation pursuant to the statute. Under Delaware law, expenses incurred by a director or officer in defending a proceeding may be advanced by the corporation prior to final disposition of the matter if such person undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to the statute. The by-laws of Cumulus Illinois provide that indemnification of directors and officers may be provided in accordance with the foregoing statutory provisions. The by-laws of Cumulus Delaware specifically provide that directors and officers shall be indemnified to the full extent permitted by Delaware law. Under Illinois law, a corporation is required to notify its shareholders when indemnity has been paid or expenses advanced. There is no similar provision under Delaware law.

      Personal Liability of Directors. Both Illinois and Delaware law permit a corporation to have in its articles or certificate of incorporation a provision which limits or eliminates the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The Company currently has such a provision in effect and, if the reincorporation is accomplished, Cumulus Delaware will have such a provision in its certificate of incorporation. The Company believes that such a provision permits directors to make corporate decisions on the merits free from any desire to avoid the risk of personal liability. This provision has no effect upon any liability that a director may have to shareholders under Federal securities laws or upon the availability to shareholders of equitable remedies.

      Removal of Directors. Under Illinois law, directors may be removed with or without cause by the vote of the holders of a majority of outstanding shares entitled to vote, unless, in the case of a corporation whose board is classified, the articles of incorporation provide that directors may be removed only for cause. Although Cumulus Illinois has a classified board, the Cumulus Illinois articles of incorporation do not specify that directors may be removed only for cause.

      Under Delaware law, unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect removal of directors only for cause. The certificate of incorporation of Cumulus Delaware contains no such provision, so if the Reincorporation Proposal is adopted, directors of Cumulus Delaware may be removed only for cause.

      Filling Vacancies on Board of Directors. As permitted by Illinois law, the by-laws of Cumulus Illinois provide that vacancies on the Board may be filled by the remaining directors. A director so appointed would, however, serve only until the next meeting of shareholders at which directors are elected. The by-laws of Cumulus Delaware contain a similar provision.

      Cumulative Voting in Election of Directors. The Company currently does not have, nor will Cumulus Delaware have, cumulative voting in the election of directors. Cumulative voting gives shareholders the right to cast as many votes as are equal to the number of directors to be elected times the number of shares held, which votes may be allocated among the candidates or voted for one candidate, as the holder desires. As a result, shareholders holding a significant percentage of the outstanding shares entitled to vote in the election of directors may be able to assure the election of one or more directors. Without cumulative voting, holders of a substantial number of the shares of Common Stock may not have enough voting power to control the election of any directors.

      Vote Required for Extraordinary Events. Under Illinois law the affirmative vote of the holders of at least two-thirds of outstanding shares entitled to vote is required in order to approve mergers, consolidations, mandatory share exchanges, sales of substantially all assets and charter amendments, unless the articles of incorporation supersede that requirement by specifying a smaller or larger vote requirement. Under Delaware law the affirmative vote of the holders of a majority of outstanding shares entitled to vote is required in order to approve such transactions, unless the certificate of incorporation provides for a larger vote requirement. Cumulus Illinois’ articles of incorporation include a provision specifying that a majority vote, rather than a supermajority, is required for approval of such acts, and Cumulus Delaware’s certificate of incorporation will not specify a larger-than-majority vote. As a result, such acts will be subject to the same vote requirement as a Delaware corporation as they are as an Illinois corporation.

      Call of Special Meetings by Shareholders. The Illinois Business Corporation Act, or IBCA, permits special meetings of shareholders to be called by the president, the board of directors or the holders of at least one-fifth of all of the outstanding shares entitled to vote on the matter for which the meeting is called. The DGCL provides that special meetings of shareholders may be called by the board of directors or such other persons as may be designated by the certificate of incorporation or by the by-laws. The Company currently has a by-law which allows only (a) the Board, pursuant to a resolution adopted by three-quarters of the entire Board; or (b) the Board, upon the demand of the holders of record of shares representing at least 20% of all the voted entitled to be cast on the issue, to call a special meeting. If the Reincorporation Proposal is approved Cumulus Delaware will have such a provision in its by-laws.

      Shareholders Dissenter’s Rights. The IBCA permits shareholders to dissent and receive payment for their shares with respect to: (a) the consummation of a plan of merger, consolidation or share exchange that requires shareholder approval or involves the merger of that corporation into its parent corporation or into another subsidiary corporation of its parent corporation; (b) the consummation of a sale, lease or exchange of all or substantially all of a corporation’s property and assets other than in the ordinary course of business; or (c) an amendment to a corporation’s articles of incorporation that materially and adversely affects a shareholder’s rights because it alters or abolishes preferential or redemption rights. The Company’s shareholders are entitled to exercise certain dissenter’s rights in the event the Reincorporation Proposal is approved by the shareholders. These rights are summarized below under “Rights of Dissenting Shareholders.”

      Under the DGCL, shareholders will be entitled to dissenter’s right in a merger or consolidation involving the Company except that the DGCL does not provide dissenter’s rights for (1) shares that are either listed on a national securities exchange or widely held (by more than 2,000 shareholders) if the shareholders receive only shares of the surviving corporation, shares of a listed or widely held corporation, or cash in lieu of fractional shares, (2) shareholders of a corporation surviving certain types of mergers when no vote of such shareholders is required to approve the merger, or (3) a merger of a parent corporation and a subsidiary of the parent corporation, except that the shareholders of the subsidiary corporation shall have appraisal rights in the event the parent corporation does not own all of the shares of the subsidiary corporation. Thus, if the Reincorporation Proposal is consummated, dissenter’s rights available to the shareholders of the Company will be more limited under Delaware law than under Illinois law.

Rights of Dissenting Shareholders

      Shareholders who do not vote in favor of the Reincorporation Proposal and who follow certain other procedures summarized below have the right to dissent from, and obtain payment for, their shares in the event of the consummation of the Reincorporation Proposal. The following is a summary of the provisions of the IBCA which specify the procedures to be followed by any shareholder who wishes to dissent and demand payment for his shares in the event of consummation of the Reincorporation Proposal. The provisions of the IBCA are set forth in their entirety in Appendix C attached to this proxy statement, and this summary is qualified by reference to these provisions.

      Since we have furnished to shareholders in this proxy statement information with respect to the Reincorporation Proposal in order to enable a shareholder to evaluate the Reincorporation Proposal and to determine whether or not to exercise dissenter’s rights, a shareholder may assert these rights only if (a) the shareholder delivers to the Company, within 30 days from the mailing of this proxy statement, a written demand for payment for his shares in the event the Reincorporation Proposal is consummated, and (b) the shareholder does not vote in favor of the Reincorporation Proposal. If a shareholder votes in favor of the Reincorporation Proposal, he will not be entitled to dissent and demand payment for his shares, and a dissenting vote on the Reincorporation Proposal will not satisfy the above requirement that a written demand for payment be delivered to the Company.

      Within the later of (1) ten days after the merger under the Merger Agreement is accomplished, or (2) 30 days after the shareholder delivers to the Company his written demand for payment, the Company will send to this shareholder, referred to as a dissenting shareholder, a statement setting forth the Company’s opinion as to the estimated value of the dissenting shareholder’s shares, referred to as a statement of value, the Company’s balance sheet as of the end of its fiscal year ended December 31, 2001, its income statement for its fiscal year ended December 31, 2001, and its latest interim financial statements, together with either a commitment to pay for the shares of the dissenting shareholder at the estimated value thereof upon transmittal to the Company of the certificate or certificates, or other evidence of ownership with respect to such shares, or an instruction to the dissenting shareholder to sell his shares within ten days after delivery of the Company’s statement of value. The Company may instruct the dissenting shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. Since the shares of Cumulus Illinois are traded on the Nasdaq National Market, the Company anticipates that there will be such a public market for the shares of Cumulus Delaware. If the dissenting shareholder does not sell his shares within this ten-day period after being so instructed by the Company, he shall be deemed to have sold these shares at the average of the bid and asked price of such shares on the Nasdaq National Market during the ten-day period.

      If the dissenting shareholder does not agree with the Company’s opinion regarding the estimated value of the shares and wishes to preserve appraisal rights, the dissenting shareholder must, within 30 days from the Company’s delivery to the dissenting shareholder of the statement of value, notify the Company of the dissenting shareholder’s estimate of value and demand payment for the difference between the dissenting shareholder’s estimate of value and the amount of the payment by the company or the proceeds of sale by the dissenting shareholder, whichever is applicable because of the procedure of which the Company opted.

      If the Company and the dissenting shareholder are unable to agree on the value of the shares within 60 days from delivery to the dissenting shareholder of the Company’s statement of value, the Company must either pay the difference in value demanded by the dissenting shareholder or file a petition in the circuit court for the county in which either the registered office or the principal office of the Company is located, requesting the court to determine the fair value of the shares. The Company shall make all dissenters, whether or not residents of Illinois, whose demands remain unsettled, parties to the proceeding as an action against their shares, and must serve all parties with a copy of the petition. Nonresidents may be served by registered or certified mail or by publications as required by law.

      Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court determines that the fair value of his shares exceeds the amount offered to be paid by the Company or the proceeds of sale by the dissenting shareholder, whichever amount is applicable. The judgment will include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the Reincorporation Proposal is approved to the date of payment.

      The court, in such an appraisal proceeding, will determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, and experts employed by any party, but will exclude the fees and expenses of counsel for any party. If the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay for those shares, or if no offer was made, then all or any part of such expenses may be assessed against the Company.

Federal Income Tax Consequences of the Reincorporation

      Although we have not received an opinion of legal counsel with respect to the tax effects of the merger under the Merger Agreement, we believe that, for Federal income tax purposes, the merger will constitute a reorganization under the Internal Revenue Code of 1986, as amended, referred to as the Tax Code, and that no gain or loss will be recognized by holders of Cumulus stock as a result of the merger. Each shareholder of Cumulus Delaware will have the same tax basis in his Cumulus Delaware stock as he had in the Cumulus Illinois stock held immediately prior to the effective time of the merger, and the holding period of the Cumulus Delaware stock will include the period during which the shareholder held

Cumulus Illinois stock, provided that he held the Cumulus Illinois stock as a capital asset at the effective time of the merger.

      If a shareholder exercises dissenter’s rights, the receipt of cash for shares of stock pursuant to the exercise of dissenter’s rights will be a taxable transaction for Federal income tax purposes to the dissenting shareholder receiving such cash and may be a taxable transaction for state or local tax purposes as well.

      The Company also believes that it will not recognize gain, loss or income for Federal income tax purposes as a result of the merger under the Merger Agreement, and that Cumulus Delaware generally will succeed, without adjustment, to the tax attributes of Cumulus Illinois as specified in Section 381(c) of the Tax Code.

      The foregoing is only a general description of certain of the Federal income tax consequences of the merger to shareholders, without regard to the particular facts and circumstances of each shareholder’s tax situation. State, local or foreign income tax consequences to shareholders may vary from the Federal tax consequences described above. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, state, local and foreign tax consequences of the merger to them.

      Your Board recommends a vote FOR the Reincorporation Proposal.

3. Ratification of the Appointment of KPMG LLP as Independent Auditors

      Upon the recommendation of the Audit Committee of the Board, and subject to ratification by the Company’s shareholders at the Annual Meeting, the Board has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002. KPMG LLP has served as the Company’s independent auditors since May 5, 2000. From May 5, 2000 until December 31, 2000, KPMG LLP also provided certain non-audit services to the Company.

Audit Fees

      KPMG LLP has billed the Company $720,999, in the aggregate, for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2001.

Financial Information Design and Implementation Fees

      KPMG LLP has not rendered any professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the Company during the fiscal year ended December 31, 2001.

All Other Fees

      KPMG LLP has billed $86,980, in the aggregate, for all other services it rendered (other than those described above) during the fiscal year ended December 31, 2001.

      Representatives of KPMG LLP will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

Former Independent Auditors

      On April 17, 2000, the Company was notified by PricewaterhouseCoopers LLP, referred to as PwC, that it was resigning as independent auditors of the Company.

      The reports of PwC on the Company’s consolidated financial statements as of December 31, 1999 and 1998 and for each of the years then ended did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      During the period from January 1, 1998 through April 17, 2000, PwC and the Company did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements of the Company for the years ended December 31, 1999 or 1998.

      Except for the matters reported in the following paragraph, during 1998, 1999 and through PwC’s resignation on April 17, 2000, there were no reportable events as defined in Regulation S-K Rule 304(a)(1)(v).

      PwC informed the Audit Committee of the Board of the following material weaknesses, which came to PwC’s attention in connection with the audit of the consolidated financial statements of the Registrant for the year ended December 30, 1999: (a) the internal controls over the recognition of revenue failed to detect, on a timely basis, that spot, package billing and non-traditional revenues had been recorded in advance of when the spots aired or events occurred, and (b) the Company’s internal controls over related party transactions failed to ensure, on a timely basis, that amendments to related party service agreements were appropriately reviewed and approved prior to being recorded in the financial records of the Company.

      As a result, PwC expanded the scope of its testing relating to revenue recognition for the year ended December 31, 1999.

      As previously disclosed by the Company, the Company requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether PwC agreed with the above statements. A copy of such letter, dated April 24, 2000, was attached as an exhibit to the Company’s Current Report on Form 8-K, filed on April 24, 2000.

      Your Board recommends a vote FOR the ratification of KPMG LLP as the Company’s independent auditors.

4. Approval of an Amendment to the 1998 Employee Stock Purchase Plan

Introduction

      The Company currently maintains the Amended and Restated 1998 Stock Purchase Plan, referred to as the 1998 Plan, under which employees may purchase shares of Class A Common Stock from the Company at a discount to market prices. The Board has recommended that the 1998 Plan be amended, subject to approval of the shareholders, to increase the aggregate number of shares of Class A Common Stock available for purchase under the 1998 Plan from 1,000,000 shares to 2,000,000, an increase of 1,000,000 shares.

      A summary of the 1998 Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 1998 Plan, as proposed to be amended, which is attached as Appendix D to this proxy statement.

Purpose

      The purpose of the 1998 Plan is to provide eligible employees of the Company with the opportunity to purchase shares of Class A Common Stock through one or more annual offerings. The Board believes that this provides a stronger incentive for these employees to work for continued success of the Company.

Eligibility

      All employees of Cumulus are eligible to participate in the 1998 Plan, subject to certain limitations imposed by the Tax Code. Employees are eligible to participate in the 1998 Plan for a given calendar year if they are employed on the first day of the year. As of May 1, 2002, there were approximately 2,382 employees eligible to participate in the 1998 Plan.

General Operation of the 1998 Plan

      The 1998 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Tax Code. Employees who elect to participate may have up to 15 percent of their compensation from the Company withheld pursuant to the 1998 Plan. The amount withheld is then used to purchase shares of Class A Common Stock on the last day of the purchase period. The price of Class A Common Stock purchased under the 1998 Plan during a purchase period is equal to 85 percent of the lower of the fair market value of the Class A Common Stock at the beginning of the purchase period or the market value on the last trading day of the purchase period. Since the shares are purchased at less than market value, employees receive a benefit from participating in the 1998 Plan.

      An employee may not be granted a purchase right for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company. A participant cannot receive purchase rights that, in combination with purchase rights under other plans qualified under Section 423 of the Tax Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. Purchase rights granted under the 1998 Plan are not transferable except by will or by the laws of descent and distribution and are exercisable only by the participant during the employee’s lifetime.

Shares Subject to the 1998 Plan

      A total of 1,000,000 shares of Class A Common Stock are currently reserved for issuance upon the purchase of shares by participants under the 1998 Plan, subject to appropriate adjustment for stock dividends, subdivision or consolidation of outstanding shares or certain corporate transactions involving Cumulus.

      As of May 1, 2002, there were 389,656 shares of Class A Common Stock remaining available for purchase under the 1998 Plan. The Board proposes that an additional 1,000,000 shares of Class A Common Stock be reserved for issuance under the 1998 Plan, together with such additional number of shares of Class A Common Stock as may from time to time be issued pursuant to the adjustment provisions contained in the 1998 Plan.

Federal Income Tax Consequences to the Company and to Participants

      The following is a general summary of the federal income tax consequences of participation in the 1998 Plan, based on Federal tax laws and regulations as in effect on May 1, 2002. The tax consequences of participating in the 1998 Plan may vary with respect to individual situations.

      The grant or exercise of purchase rights under the 1998 Plan will have no tax impact on the participant or the Company. If a participant disposes of Class A Common Stock acquired under the 1998 Plan after at least two years from the first day of the applicable purchase period and one year from the date of purchase of the shares, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of (1) the original 15 percent discount on the shares assuming the shares had been purchased on the offering date (i.e., the excess of the fair market value of the stock at the time the option is granted over the option price), or (2) the participant’s actual gain (the excess of the fair market value of the shares of Class A Common Stock on the date of disposition over the price paid for the shares). Any further gain, upon a sale of such shares, is taxed as a long-term capital gain. If a participant holds Class A Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Class A Common Stock before the holding period is satisfied, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount per share equal to the difference between the price paid for the share and the market value of the share on the date it was purchased. Any additional gain will be treated as long-term or short-term capital gain, depending on how long the participant has held the stock. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

Benefits to Named Executive Offices and Others

      During 2002, the following employees and groups participated in the 1998 Plan. Because participation in the 1998 Plan is voluntary, the benefits or amounts that will be received in the future by any person or group under the 1998 Plan cannot presently be determined. The closing sale price of the Company’s Class A Common Stock on the Nasdaq National Market on May 1, 2002 was $18.94 per share.

	Stock Purchase Plan

		Shares of
		Common Stock
		Purchased under
Name and Position	Dollar Value	the 1998 Plan

Lewis W. Dickey	— not eligible to participate —
Chairman, President and Chief Executive Officer
Jonathon G. Pinch	$	7,843
Executive Vice President, President and Chief Operating Officer
Martin R. Gausvik	$	7,843
Executive Vice President, Chief Financial Officer and Treasurer
John W. Dickey	— not eligible to participate —
Executive Vice President
All Current Executive Officers as a Group (including the above)	$	15,686
All Non-Executive Directors as a Group	$ — not applicable —
All Non-Executive Employees as a Group	$	594,658

      Your Board recommends a vote FOR the approval of the amendment of the Amended and Restated 1998 Stock Purchase Plan.

SECURITY OWNERSHIP OF CUMULUS MEDIA’S COMMON STOCK

      The following table lists information concerning the beneficial ownership of the common stock of the Company as of March 31, 2002 (unless otherwise noted) by (i) each director and named executive officer of the Company and their affiliates, (ii) all directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of any class of common stock of the Company.

	Class A		Class B		Class C
	Common Stock(1)		Common Stock(1)		Common Stock(1)(2)
							Percentage
	Number of		Number of		Number of		of Voting
Name of Shareholder	Shares	Percentage	Shares	Percentage	Shares	Percentage	Control

BancAmerica Capital Investors, SBIC I, LP(3)	—	—	9,650,763	62.0%	—	—	—
B.A. Capital Company, L.P.(3)	881,625	2.5%	1,979,996	13.3%	—	—	1.7%
State of Wisconsin Investment Board(4)	—	—	3,240,619	21.8%	—	—	—
Richard W. Weening(5)(6)	967,550	2.7%	—	—	2,266,437	84.4%	38.0%
CML Holdings, LLC(6)	655,100	1.9%	—	—	872,422	57.0%	18.6%
Quaestus & Co. Inc.(6)	101,000	*	—	—	237,313	15.5%	4.9%
DBBC of Georgia, LLC(7)	95,000	*	—	—	291,542	19.1%	6.0%
DBBC, LLC(7)	5,500,000	15.5%	—	—	—	—	10.8%
John Hancock Financial Services, Inc.(8)	3,424,190	9.7%	—	—	—	—	6.8%
Dimensional Fund Advisors(9)	2,448,200	6.9%	—	—	—	—	4.8%
Lewis W. Dickey, Jr.(10)	6,004,240	36.8%	—	—	1,490,389	57.3%	33.8%
John W. Dickey(11)	350,416	*	—	—	—	—	*
Martin R. Gausvik(11)	175,000	*	—	—	—	—	*
Jonathon G. Pinch(11)	118,750	*	—	—	—	—	*
Robert H. Sheridan, III(12)	—	—	—	—	—	—	*
Ralph B. Everett(13)	40,250	*	—	—	—	—	*
Eric P. Robison(13)	39,375	*	—	—	—	—	*
Holcombe T. Green, Jr.(13)	7,500	*	—	—	—	—	*
All directors and executive officers as a group (8 persons)	6,735,531	18.5%	—	—	1,490,389	57.3%	34.7%

*	Indicates less than one percent.

(1)	Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holders to one vote and subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class B Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class B Common Stock (provided that the prior consent of any governmental authority required to make the conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock or Class C Common Stock on a share-for-share basis; provided that the Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify the Company under, or violate, any rules and regulations of the FCC.

(2)	Subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class C Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class C Common Stock (provided that the prior consent of any governmental authority required to make such conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock on a share-for-share basis; provided that the Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify the Company under, or violate, any rules and regulations of the FCC. In the event of the death of Messrs. L. Dickey or Weening or the disability of either of them which results in the termination of that person’s employment, each share of Class C Common Stock held by that person or any related party or affiliate of that person will automatically be converted into one share of Class A Common Stock.

(3)	The address of BA Capital Company, L.P. and BancAmerica Capital Investors, SBIC I, LP is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255. Includes options to purchase 41,375 shares of Class A Common Stock granted to BA Capital Company, L.P. in connection with its participation in designating a member to serve on the Board and exercisable within 60 days. Also includes a warrant, exercisable within 60 days, to purchase 706,424 shares of Class B Common Stock. This information is based on a Schedule 13G/A filed on April 3, 2002.

(4)	The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. This information is based on a Schedule 13G filed on February 10, 2000.

(5)	Represents beneficial ownership attributable to Mr. Weening as a result of his direct ownership of 129,000 shares of Class A Common Stock and his controlling interests in Quaestus & Co. Inc., which currently holds 101,000 shares of Class A Common Stock and 237,313 shares of Class C Common Stock, Quaestus Partner Fund, which currently holds 100,000 shares of Class A Common Stock, and CML Holdings, LLC, which currently holds 655,100 shares of Class A Common Stock and 872,422 shares of Class C Common Stock. Also includes options to purchase 30,000 shares of Class A Common Stock and 1,156,702 shares of Class C Common Stock granted to Mr. Weening and exercisable within 60 days. Mr. Weening disclaims beneficial ownership of shares owned by CML Holdings, LLC, Quaestus & Co. Inc. and Quaestus Partners Fund, except to the extent of his pecuniary interest therein.

(6)	The address of CML Holdings, LLC, Quaestus & Co. Inc. and Richard W. Weening is 400 E. Wisconsin Ave., 4th Floor, Milwaukee, Wisconsin 53202. This information is based on a Schedule 13G/A filed on January 15, 2002. Mr. Weening exercises voting and dispositive power with respect to the shares of stock owned by CML Holdings, LLC and by Quaestus & Co. Inc.

(7)	The address of DBBC of Georgia, LLC and DBBC, LLC is 50 Music Square W., Suite 901, Nashville, Tennessee 37203. Includes a warrant, exercisable within 60 days, to purchase 250,000 shares of Class A Common Stock. Lewis W. Dickey, Jr. is the president of DBBC of Georgia, LLC and DBBC, LLC.

(8)	The address of John Hancock Financial Advisors is John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117. This information is based on a Schedule 13G/A filed on February 12, 2002.

(9)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. This information is based on a Schedule 13G/A filed on February 12, 2002.

(10)	Represents beneficial ownership attributable to Mr. L. Dickey as a result of his direct ownership of 66,740 shares of Class A Common Stock and 128,000 shares of Class C Common Stock, his controlling interest in DBBC of Georgia, LLC, which currently holds 95,000 shares of Class A Common Stock and 291,542 shares of Class C Common Stock, and his controlling interest in DBBC, LLC, which currently holds 5,250,000 shares of Class A Common Stock and a warrant, exercisable within 60 days, to purchase 250,000 shares of Class A Common Stock. Also includes options to purchase 342,500 shares of Class A Common Stock and 1,070,847 shares of Class C Common Stock granted to Mr. Dickey and exercisable within 60 days. Mr. L. Dickey disclaims beneficial ownership of shares owned by DBBC of Georgia, LLC and DBBC, LLC except to the extent of his pecuniary interest therein.

(11)	Includes options to purchase 278,416 shares of Class A Common Stock exercisable within 60 days granted to Mr. J. Dickey, 175,000 shares of Class A Common Stock exercisable within 60 days granted to Mr. Gausvik, and 93,750 shares of Class A Common Stock exercisable within 60 days granted to Mr. Pinch.

(12)	Does not reflect shares owned by BA Capital Company, L.P. Mr. Sheridan is a Senior Vice President of BA Capital Company, L.P. and a Managing Director of Bank of America Capital Investors, one of the principal investment groups within Bank of America Corporation.

(13)	Includes options to purchase 38,250 shares of Class A Common Stock exercisable within 60 days granted to Mr. Everett, 39,375 shares of Class A Common Stock exercisable within 60 days granted to Mr. Robison and 7,500 shares of Class A Common Stock exercisable within 60 days granted to Mr. Green.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely upon our review of copies of such reports for our 2001 fiscal year, and written representations from our directors and executive officers, we believe that all filing requirements applicable to directors, officers and beneficial owners of more than 10% of our common stock for our 2001 fiscal year were complied with, except for the inadvertent late filings of an initial report on Form 3 for Mr. Green and annual statements on Forms 5 for each of the executive officers and directors for 2001.

EXECUTIVE COMPENSATION

      The following table sets forth, for the periods indicated, the compensation paid or accrued for services rendered to us in all capacities for the past three years for (i) each person who served as the chief executive officer during 2001, and (ii) each of the other executive officers of the Company employed as of December 31, 2001 and who earned in excess of $100,000 during 2001, collectively referred to as the named executive officers.

Summary Compensation Table

					Long-Term Compensation
					Awards

	Annual Compensation				Securities
					Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Options(#)	Compensation(7)

Lewis W. Dickey, Jr.(1)	2001	$423,252	$207,688	(5)	500,000	$6,000
Chairman, President and	2000	$315,000	$161,438		500,000	$—
Chief Executive Officer	1999	$291,250	$—	(6)	530,000	$—
Jonathon G. Pinch(2)	2001	$425,000	$—	(5)	150,000	$9,100
Executive Vice President	2000	$35,417	$100,000		200,000	$—
and Chief Operating Officer
Martin R. Gausvik(3)	2001	$333,333	$167,667	(5)	250,000	$14,625
Executive Vice President, Chief	2000	$162,326	$137,500		300,000	$7,000
Financial Officer and Treasurer
John W. Dickey(4)	2001	$375,000	$187,500	(5)	250,000	$12,000
Executive Vice President	2000	$302,832	$151,316		250,000	$12,000
	1999	$268,354	$60,000		76,354	$11,500

(1)	From January 1, 2000 through March 16, 2000, Mr. L. Dickey was our Executive Vice Chairman. In June 2000, Mr. L. Dickey became our President and Chief Executive Officer, and effective December 23, 2000 he was appointed Chairman, President and Chief Executive Officer of the Company.

(2)	Effective December 1, 2000, Mr. Pinch joined Cumulus as Executive Vice President and Chief Operating Officer of the Company.

(3)	Effective May 29, 2000, Mr. Gausvik joined Cumulus as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

(4)	Effective June 2000, Mr. J. Dickey was named the Executive Vice President of the Company. From January 2000 through June 2000, Mr. J. Dickey served as our Senior Vice President, Programming.

(5)	In February 2002, Messrs. L. Dickey, J. Dickey and Gausvik were awarded and paid their respective bonuses for the fiscal year ended December 31, 2001. In accordance with the terms of his employment agreement, Mr. Pinch did not earn a bonus for the fiscal year ended December 31, 2001. In January 2001, Mr. Pinch was paid a bonus for 2000 pursuant to the terms of his employment agreement, which became effective December 1, 2000. We consider the bonuses paid in fiscal year 2002 as being earned in fiscal year 2001.

(6)	On August 30, 1999, Mr. L. Dickey received options to purchase 30,000 shares of our Class A Common Stock in lieu of a cash bonus for fiscal year 1998. These options vest and are exercisable at any time on or after August 30, 1999.

(7)	During the fiscal year ended December 31, 2001, automobile allowances of $6,000, $9,100, $12,000 and $12,000 were paid to Messrs. L. Dickey, Pinch, Gausvik and J. Dickey, respectively. In addition, during the fiscal year ended December 31, 2001, $2,625 in 401(k) matching contributions were made for Mr. Gausvik. During the fiscal year ended December 31, 2000, automobile allowances of $7,000 and $12,000 were paid to Messrs. Gausvik and J. Dickey, respectively. During the fiscal year ended December 31, 1999, an automobile allowance of $11,500 was paid to Mr. J. Dickey.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding grants of stock options made to the named executive officers during the 2001 fiscal year:

	Individual Grants

		% of Total
	Number of	Options	Exercise or
	Securities	Granted to	Base Price		Grant Date
	Underlying	Employees in	Per Share	Expiration	Present
Name	Options Granted	Fiscal Year	($/Sh)	Date	Value(1)

Lewis W. Dickey, Jr.	500,000	29.0%	$5.92	April 2011	$2,335,872
Jonathon G. Pinch(2)	150,000	8.7%	$12.90	December 2011	$1,537,860
Martin R. Gausvik	250,000	14.5%	$5.92	April 2011	$1,173,858
John W. Dickey	250,000	14.5%	$5.92	April 2011	$1,173,858

(1)	The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) dividend yield of 0.00% for all years; (ii) expected volatility of 72.1%; (iii) risk-free interest rate of 4.32%; and (iv) expected life of ten years.

(2)	Mr. Pinch’s options were granted on December 1, 2001, in accordance with his employment agreement. The method of calculating present value per share of the options granted to the other named executive officers was also used for valuing Mr. Pinch’s options.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth information concerning option exercises in the fiscal year ended December 31, 2001 by the named executive officers and the value of each such officer’s unexercised options at December 31, 2001:

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
			Options at		the-Money Options at
	Shares		December 31, 2001		December 31, 2001(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lewis W. Dickey, Jr.	0	$0	1,350,847	1,179,843	$4,205,462	$7,977,292
Jonathon G. Pinch	0	$0	71,875	278,125	$795,906	$2,144,594
Martin R. Gausvik	0	$0	140,625	409,375	$1,394,297	$4,093,453
John W. Dickey	0	$0	247,166	481,896	$1,441,812	$3,891,716

(1)	Based upon a per share price of our Class A Common Stock of $16.180. This price represents the closing price for our Class A Common Stock on the Nasdaq National Market on December 31, 2001.

Non-Employee Director Compensation

      Directors who are not employees of the Company receive a fee of $7,500 per quarter ($30,000 annually). Additionally, each director receives an additional $2,500 per quarter ($10,000 annually) for each committee membership he holds. Each director also receives a $1,500 fee for each in-person meeting of the Board (or for each in-person meeting of a committee, if not conducted in connection with a Board meeting) and $300 for each telephonic meeting of the Board or a committee thereof. Finally, each director receives reimbursement of out-of-pocket expenses incurred in connection with attendance at each such meeting.

      In 2001, BA Capital Company, L.P., which is entitled to designate one member to serve on the Board (with Mr. Sheridan currently serving in that capacity), and Mr. Robison were each granted options to purchase a total of 40,000 shares of our Class A Common Stock, Mr. Everett was granted options to purchase a total of 35,000 shares of our Class A Common Stock, and Mr. Green was granted options to purchase a total of 30,000 shares of our Class A Common Stock. Such options are exercisable at the fair market value of the Class A Common Stock at the date of grant. These options vest 25% per year, with each option being fully exercisable four years from the date of grant.

Employment Agreements

      As discussed more particularly below, we have entered into employment agreements with each of the named executive officers. Subject to certain exceptions, these employment agreements prohibit each of the named executive officers from competing with the Company, for a specified period of time after a termination of employment.

      Lewis W. Dickey, Jr. serves as our Chairman, President and Chief Executive Officer. Under the terms of Mr. L. Dickey’s Amended and Restated Employment Agreement, dated as of July 1, 2001, he is entitled to receive an annual base salary of $500,000 during the first twelve months of the agreement term, subject to merit increases, as the Compensation Committee deems appropriate. The Amended and Restated Employment Agreement, or the Agreement, provides that Mr. L. Dickey may receive a bonus of up to 50% of his base salary in the event that annual bonus targets, as determined by the Compensation Committee, are met during the relevant year. Mr. L. Dickey’s employment agreement has a three-year term, which automatically extends for one additional year at the expiration of the initial term, subject to mutual rights not to extend.

      The Agreement also provides that Mr. L. Dickey shall be granted (i) time-vested stock options to purchase 250,000 shares of our Class A Common Stock in each of fiscal years 2002, 2003 and 2004; and (ii) performance stock options to purchase 250,000 shares of our Class A Common Stock in each of fiscal years 2002, 2003 and 2004, subject to specified anti-dilution requirements. In the event that there is a change in control of the Company, as defined in the Agreement, then all unvested stock options held by Mr. L. Dickey shall become immediately exercisable.

      The Agreement further provides that in the event Mr. L. Dickey is terminated by the Company without cause, or if he terminates his employment for good reason, as that term is defined in the Agreement, or in the event of a change in control, then the Company will pay to Mr. L. Dickey a lump-sum amount equal to the sum of (A) his earned but unpaid base salary through the date of termination, (B) any earned but unpaid target bonus amount for any completed fiscal year, (C) any unreimbursed business expenses or other amounts due from the Company as of the date of termination, and (D) any earned portion of the bonus amount for the year in which termination of employment occurs. The Company shall also pay to Mr. L. Dickey the greater of (i) the amount equal to the aggregate base salary payments (at the rate in effect at the time of termination) that remain payable to Mr. L. Dickey from the date of termination until the expiration of the agreement term, or (ii) the amount equal to the sum of (1) the annual base salary in effect at the time of termination and (2) the amount of the annual bonus paid to Mr. L. Dickey for the fiscal year ended immediately prior to the year of termination.

      In the event Mr. L. Dickey voluntarily terminates his employment for good reason, all unvested time-vested options and performance options shall terminate immediately and be of no further force or effect. In the event the Company terminates Mr. L. Dickey’s employment without cause, 50% of any unvested time-vested options and performance options shall become immediately and fully vested and exercisable, and shall remain exercisable for their full term, and the remaining 50% of any time-vested options and performance options shall terminate immediately and be of no further force or effect.

      In the event Mr. L. Dickey is terminated with cause, or if he terminates his employment without good reason, then the Company is only obligated to pay Mr. L. Dickey for compensation, bonus payments or unreimbursed expenses that were accrued but unpaid through the date of termination or resignation.

      As further consideration for the services to be rendered by Mr. L. Dickey through December 31, 2006, the Company has agreed, on the terms and conditions set forth in the Agreement, to the following reductions in the amounts due under a loan made by the Company to Mr. L. Dickey and evidenced by that certain Promissory Note dated February 2, 2000, in the original principal amount of $4,992,000 (the “Loan”): (i) the Company has agreed to reduce the per annum interest rate of the loan from 9% to 7% and to extend the maturity to December 31, 2006; (ii) the Loan (principal and related accrued interest) shall be forgiven in 2006, or sooner as provided for in the Agreement, based on Mr. L. Dickey’s continued employment with the Company through December 31, 2006, and on the satisfaction of double trigger performance goals. The first trigger involves an annual determination over the period of 2001-05 of whether (a) the objective Board-approved EBITDA budgeting goals for each fiscal year were satisfied, or (b) the Compensation Committee of the Board otherwise determines that Mr. L. Dickey’s performance for the year warrants a determination that the first trigger shall be deemed to be satisfied. For each of the fiscal years 2001-05 for which the first trigger is satisfied, the maximum Loan reduction would be 20% of the Loan principal and related accrued interest. The actual reduction of the Loan in such case shall be further contingent upon the satisfaction of the second trigger. The second trigger involves the price per share of our Class A Common Stock. For each of the fiscal years 2001-05 for which the first trigger has been satisfied (each a “First Trigger Year”), the Loan reduction, expressed as a percentage of principal and related accrued interest outstanding up to 20% per each such year, shall be determined as follows: (i) should the highest closing sales price per share of our Common Stock for any day in 2006 as reported on the principal exchange on which the shares of our Class A Common Stock are then traded (such price being referred to as the “Measurement Price”) equal or exceed such closing sales price per share as of July 1, 2001, or if July 1, 2001 is not a trading day, then such closing sales price per share of the next succeeding trading day (such date being referred to as the “Measurement Date”) plus 100% thereof, then the Loan reduction percentage applicable to each First Trigger Year shall be 20%; (ii) should the Measurement Price equal or be less than such closing sales price per share as of Measurement Date, plus 50% thereof, then the Loan reduction percentage applicable to each First Trigger Year shall be 0% (and there will be no corresponding reduction in the Loan); and (iii) should the Measurement Price be less than such closing sale price per share as of Measurement Date plus 100% thereof but more than such closing sales price per share as of Measurement Date plus 50%, then a proportionate (on a straight-line basis) reduction in the Loan for each First Trigger Year shall be made (e.g., Loan reduction percentage per First Trigger Year of 15% if the Measurement Price is equal to Measurement Date closing sales price per share plus 87.5% thereof). In addition, the Loan will be forgiven in its entirety in the event there is a change in control of the Company prior to its maturity, and Mr. L. Dickey is still an employee of the Company.

      Jonathon G. Pinch serves as our Executive Vice President and Chief Operating Officer. Under the terms of Mr. Pinch’s employment agreement, he is entitled to receive an annual base salary of $425,000. Such base salary will increase by 5.0% during each year of the term of the employment agreement, subject to additional merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. Pinch may receive a bonus of up to $200,000, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets. The other half of any bonus is based upon the achievement of 110% of the targets established by our Chief Executive Officer and the Compensation Committee in their collective discretion. In addition, Mr. Pinch is entitled to be granted time-vested stock options to purchase shares of our Class A Common Stock as follows: 200,000 in 2000, 150,000 in 2001 and 100,000 in 2002. Mr. Pinch’s employment agreement has a three-year term, which automatically extends each year for one additional year, subject to non-renewal.

      Mr. Pinch’s employment agreement also provides that in the event he is terminated by the Company without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (i) two-thirds of the aggregate Base Salary payments (at the rate in effect at the time of termination) that would remain payable until the expiration of the employment agreement term, or (ii) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination shall become exercisable. Finally, in the event that there is a change in control of the Company, as defined in the agreement, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Pinch shall become immediately exercisable.

      Martin R. Gausvik serves as our Executive Vice President, Treasurer and Chief Financial Officer. Under the terms of Mr. Gausvik’s employment agreement, he is entitled to receive an annual base salary of $275,000. Such base salary will increase by 5.0% during each year of the term of the employment agreement, subject to additional merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. Gausvik may receive a bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets. The other half of any bonus is based upon the discretion of our Chief Executive Officer and the Compensation Committee. Mr. Gausvik’s employment agreement has a three-year term, which automatically extends each year for one additional year, subject to non-renewal.

      Mr. Gausvik’s employment agreement provides that in the event he is terminated by the Company without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to his annual base salary as in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination shall become exercisable. Finally, in the event that there is a change in control of the Company, as defined in the agreement, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Gausvik shall become immediately exercisable.

      John W. Dickey serves as our Executive Vice President. Under the terms of Mr. J. Dickey’s employment agreement, he is entitled to receive an annual base salary of $375,000 for 2001. Such base salary will increase to $400,000 for 2002, subject to additional merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. J. Dickey may receive a bonus of up to

50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets. The other half of any bonus is based upon the collective discretion of our Chief Executive Officer and the Compensation Committee. Mr. J. Dickey’s employment agreement has a two-year term, which automatically extends each year for one additional year, subject to non-renewal.

      Mr. J. Dickey’s employment agreement also provides that he shall be granted (i) time-vested stock options to purchase 150,000 shares of our Class A Common Stock in each of 2001 and 2002, and (ii) performance stock options to purchase 100,000 shares of our Class A Common Stock in each of 2001 and 2002, subject to specified anti-dilution requirements.

      Mr. J. Dickey’s agreement also provides that in the event he is terminated by the Company without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (i) two-thirds of the aggregate base salary payments (at the rate in effect at the time of termination) that would remain payable until the expiration of the employment agreement term or (ii) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination shall become exercisable. Finally, in the event there is a change in control of the Company, as defined in the agreement, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. J. Dickey shall become immediately exercisable.

Compensation Committee Interlocks and Insider Participation

      During 2001, Eric P. Robison (Chairman) and Robert H. Sheridan, III, neither of whom is an officer or employee of the Company, were members of our Compensation Committee, which determines, or makes recommendations with respect to, compensation matters for the Company. Neither member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

      On November 18, 2001, we entered into an Acquisition Agreement with Aurora Communications, LLC, or Aurora Communications, and its owners for the acquisition of Aurora Communications, which owned and operated 18 radio stations in Connecticut and New York. We completed the acquisition of Aurora Communications on March 28, 2002.

      In acquiring Aurora Communications, we issued to the former owners of Aurora Communications (a) 10,551,182 shares of our common stock, consisting of 1,606,843 shares of our Class A Common Stock, and 8,944,339 shares of our non-voting Class B Common Stock, which may be converted into shares of Class A Common Stock on a one-for-one basis, and (b) warrants, exercisable until March 28, 2003, to purchase up to an aggregate of 833,333 shares of our common stock, consisting of warrants for 126,909 shares of Class A Common Stock and 706,424 shares of Class A Common Stock or Class B Common Stock, at an exercise price of $12.00 per share, and we paid $93 million in cash. Based on the closing price of a share of our Class A Common Stock on March 27, 2002 of $18.42, this transaction was valued at approximately $294 million. The consideration was determined through arm’s length negotiations between Aurora Communications and the Company, and was determined to be fair to us, from a financial point of view, in an opinion delivered by Greenbridge Partners LLC.

      Mr. Sheridan, one of our directors and a member of the Compensation Committee, is a Senior Vice President and Managing Director of one of our principal shareholders, BA Capital Company, L.P., or BA Capital. Mr. Sheridan is also a Senior Vice President and Managing Director of BancAmerica Capital Investors SBIC I, L.P., or BACI, which is an affiliate of BA Capital, and which indirectly owned approximately 73% of the equity interests of Aurora Communications. In the Aurora acquisition, BACI received 8,944,339 shares of common stock and warrants to purchase 706,424 shares of common stock. Mr. Sheridan was not present and did not participate during the course of deliberations by the Board regarding the acquisition of Aurora Communications.

      In addition, in connection with the new financing arrangements that we entered into in March 2002, in order to refinance our existing indebtedness and to finance the cash portion of the purchase price for Aurora Communications, Banc of America Securities LLC, or BA Securities, acted as joint lead arranger and joint bookrunner, and Bank of America, N.A. acted as syndication agent. BA Securities and Bank of America, N.A. are each affiliates of BA Capital and BACI.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

     The DBBC Acquisition

      On December 14, 2001, we entered into an Agreement and Plan of Merger with DBBC, L.L.C., or DBBC, and its subsidiaries to acquire the broadcasting operations of DBBC. DBBC’s broadcasting operations consisted of three radio stations in Nashville, Tennessee. We completed the acquisition on March 28, 2002.

      In acquiring the broadcasting operations of DBBC, we issued to DBBC (a) 5,250,000 shares of our Class A Common Stock and (b) a warrant, exercisable until September 28, 2002, to purchase up to 250,000 shares of Class A Common Stock at an exercise price of $12.00 per share, and we assumed specified liabilities of DBBC and paid certain expenses, up to an aggregate of $21 million, using borrowings under our credit facility. Based on a closing price of a share of our Class A Common Stock on March 27, 2002 of $18.42, this transaction was valued at approximately $119 million. The consideration was determined through arm’s length negotiations between a special committee of our Board of Directors and the representatives of DBBC, and was determined to be fair from a financial point of view in an opinion delivered by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. The special committee was composed of Holcombe T. Green and Eric P. Robison, each of whom is an independent director and had no material interest in the acquisition.

      DBBC is owned by Lewis W. Dickey, Jr., our Chairman, President, Chief Executive Officer and one of our directors, three of his brothers, including John W. Dickey, our Executive Vice President, and Quaestus & Co. Inc., which was formerly known as Quaestus Management Corporation and is controlled by Richard W. Weening, who served as a Director of the Company until March 1, 2002. In connection with the DBBC acquisition, DBBC received 5,250,000 shares of our Class A Common Stock and a warrant, exercisable for a period of six months from the date of issuance, to purchase up to an additional 250,000 shares of Class A Common Stock at an exercise price of $12.00 per share. As the majority owners and managers of DBBC, Messrs. L. Dickey and J. Dickey and their brothers will control the manner in which the shares of Class A Common Stock that DBBC acquired in the DBBC acquisition will be voted.

     The Aurora Acquisition

      For a description of our acquisition of Aurora Communications, in which Robert H. Sheridan, III, one of our directors, had an interest, see “Executive Compensation — Compensation Committee Interlocks and Insider Participation.”

Certain Business Relationships

      Lewis W. Dickey, Jr., our Chairman, President, Chief Executive Officer and Director, and John W. Dickey, our Executive Vice President, each have a 25% ownership interest in Stratford Research, Inc., or Stratford, which is an entity that provides programming and marketing consulting and market research services to the Company. Under an agreement with Stratford, Stratford receives $25,000 to evaluate programming at target radio stations. Annual strategic studies cost the Company a minimum of $25,000, negotiable depending on competitive market conditions. Additionally, Stratford will provide program-consulting services for contractually specified amounts over the three years of the agreement. Total fees paid to Stratford by the Company during fiscal years 2001, 2000 and 1999 were $2.2 million, $4.1 million and $4.4 million, respectively. Of these expenses paid in fiscal years 2001, 2000 and 1999, $0, $1.1 million and $1.1 million, respectively, were capitalized as acquisition costs. The remaining expenses have been included as part of the station operating expenses in the statements of operations. In determining the fair value of the services under the agreement, management undertook at the inception of the agreement an evaluation of third party vendors. This evaluation supported the fair value of the pricing arrangement between the Company and Stratford, and no circumstances or events have occurred that have led management to believe that those values are not currently reflective of fair value. At December 31, 2001 and 2000 amounts payable to Stratford were approximately $0 and $0.2 million, respectively.

Indebtedness of Management

      On February 2, 2000 the Company loaned each of Richard W. Weening, who at the time served as our Executive Chairman and who served as a director until March 1, 2002 and holds more than 5% of our outstanding voting power, and Lewis W. Dickey, Jr., $4,992,000, respectively, for the purpose of enabling Mr. Weening and Mr. L. Dickey to purchase 128,000 shares of our newly issued Class C Common Stock. The price per share of the Class C Common Stock was $39.00, which was the approximate market price for the Company’s Class A Common Stock on February 2, 2000. The loans are represented by recourse promissory notes executed by each of Mr. Weening and Mr. L. Dickey, which provide for the payment of interest at 9.0% per annum or the peak rate paid by the Company under its credit facility and a note maturity date of December 31, 2003. As described above, pursuant to Mr. L. Dickey’s Amended and Restated Employment Agreement dated July 1, 2001, the Company reduced the per annum interest rate on his note to 7% and extended the maturity date of his note to December 31, 2006. In addition, the Amended and Restated Employment Agreement provides for forgiveness of Mr. Dickey’s note, either in part or in whole, upon the attainment of certain performance targets that include both annual financial targets and stock price targets. In order for any forgiveness to occur, the Company’s closing stock price must be at least $19.275 on any trading day in 2006. Additionally, the note and accrued interest thereon will be forgiven in its entirety, regardless of the attainment of the annual financial targets or the 2006 stock price targets, upon a change in control of the Company, provided that Mr. L. Dickey is employed by the Company upon such change in control or that his employment was terminated within the six-month period immediately preceding a change in control. Interest accrues on both notes from February 2, 2000 through the respective note maturity dates, and all accrued interest and principal is payable on that date. As of December 31, 2001, the original principal of $4,992,000 plus accrued interest remains outstanding from each of Mr. Weening and Mr. L. Dickey.

INFORMATION ABOUT THE BOARD OF DIRECTORS

      The Board of Directors held nine regularly scheduled and special meetings during 2001. Each director attended at least 75% of his Board and committee meetings.

      It is primarily the Board’s responsibility to oversee the management of the Company’s business. To assist in carrying out this responsibility, the Board has established the standing committees listed below. The Company does not have a standing nominating committee.

      The Audit Committee (i) reviews management’s recommendation for selection of the Company’s independent auditors, (ii) examines accounting processes and reporting systems, (iii) assesses the adequacy of internal controls and risk management, (iv) reviews and approves the Company’s financial disclosures and (v) reviews other similar matters. The Audit Committee met four times in 2001. The current members of the Audit Committee are Robert H. Sheridan, III (Chairman), Ralph B. Everett and Eric P. Robison.

      The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and stock-based compensation for the named executive officers. The Compensation Committee met two times in 2001. The current members of the Compensation Committee are Messrs. Sheridan and Robison (Chairman).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee was established after completion of the Company’s initial public offering in June 1998. In 2001, the Compensation Committee consisted of Messrs. Sheridan and Robison, neither of whom is an employee of the Company. The Compensation Committee is responsible for making recommendations to the Board concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company’s 2000 Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Executive Stock Incentive Plan, 1998 Stock Incentive Plan, the 1998 Executive Stock Incentive Plan and the 1998 Employee Stock Purchase Plan, and determines awards to be made under such plans to the Company’s executive officers and to other eligible individuals. The Compensation Committee reviews compensation programs for executive officers annually.

      With respect to 2001, virtually all of the compensation decisions for executive officers were made by the Compensation Committee.

      The Company’s executive compensation program aims to:

–	link managers’ goals with shareholders’ interests;

–	support business plans and long-term Company goals;

–	tie executive compensation to Company performance; and

–	attract and retain talented management.

Types of Compensation

      There are two main types of compensation:

(1) Annual compensation. This includes salary and bonus. The Company awards bonuses only when profits and other performance criteria meet certain levels.

(2) Equity Based Compensation. The Company has adopted a series of stock incentive plans for its executives and non-executives since the Company’s initial public offering in 1998. The Compensation Committee expects that stock option grants will be the primary form of long-term incentive compensation for the Company’s executive officers. The Compensation Committee believes stock options are an effective means of incentivizing senior management to increase the long-term value of the Company’s common stock.

      In making compensation decisions, it is the Compensation Committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Tax Code.

Factors Considered in Determining Compensation

      The Compensation Committee wants the compensation of the Company’s executives to be competitive in the broadcast industry and with other U.S. media companies. The Committee conducts its own review of various parts of the compensation program, and using its assessment of the skills, experience, and achievements of individual executives, the Committee decides the compensation of executives.

      The Compensation Committee surveys the size and success of other companies and the types of jobs covered by these companies in determining executive compensation. One goal of the Company’s compensation program is to approximate the survey group’s average compensation, adjusted for company size and performance.

      The Compensation Committee also considers the tax deductibility of compensation paid to the executive officers.

Annual Compensation

General

      Annual compensation for the Company’s executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

      The Compensation Committee aims to pay salaries at the average of the survey companies, adjusted for company size and performance. The Compensation Committee also looks at the specific job duties, the person’s achievements and other criteria.

Bonuses

      The Company provides cash bonuses to executives, market managers and other key personnel based on the Company’s achievement of the overall financial performance plan and the achievement of executive-specific performance goals in the applicable fiscal year. Bonus awards are limited to a percentage of base salary ranging from 10% to 50% depending on the participant’s level of responsibility. Awards are made at the sole discretion of the Company’s principal executive officer and the Compensation Committee taking into account the above mentioned factors and such other factors as the Compensation Committee might deem relevant.

Equity Based Compensation

General

      Today’s business decisions affect the Company over a number of years. This is why the long-term incentive awards are tied to the Company’s performance and the value of the Company’s common stock over several years. In general, the amount of the long-term incentive awards does not change as much as the amount of the annual bonus awards.

Stock Options

      Stock options are an important part of the Company’s long-term incentive program. Executive officers who are granted awards under the Company’s incentive plan only benefit from such awards when there is an increase in the stock price of the common stock, a measurement of long-term value of the Company.

      In 2001, executives received option grants in amounts commensurate with rank and responsibility. In determining the size of individual option grants for 2001, the Compensation Committee considered the responsibilities and title, as well as the total number of options awarded to all employees.

Chairman and CEO Compensation

Annual Compensation

      In determining Mr. Dickey’s salary, the Committee considered his job duties, the pay practices of other companies and Mr. Dickey’s preference for equity-based compensation.

      Mr. Dickey’s target bonus for 2001 was based on the terms of his employment agreement and Company performance criteria set forth therein, which provided for the full bonus of $                    if the Company exceeded certain revenue and cash flow thresholds. Such thresholds were not exceeded in 2001. In awarding Mr. Dickey’s bonus the Compensation Committee considered his job as the newly appointed chief executive of a significant U.S. media company with a wide area of control and broad duties. The Compensation Committee also considered the significant financial and operational challenges faced by the Company upon Mr. Dickey’s appointment. The Compensation Committee reviewed his 2001 accomplishments and considered these factors in determining Mr. Dickey’s 2001 bonus. Finally, the Compensation Committee considered the deductibility of Mr. Dickey’s compensation under the tax laws.

Equity-Based Compensation

      The value of the stock options granted to Mr. Dickey in 2001 also depends on the Company’s future success and whether that success is reflected in the value of the common stock over time.

The Compensation Committee
of the Board of Directors:

Eric P. Robison, Chairman
Robert H. Sheridan III

AUDIT COMMITTEE REPORT

      The Board adopted a written Audit Committee Charter on June 6, 2000. All members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

      The Audit Committee has reviewed and discussed with the Company’s management and KPMG LLP, the Company’s independent auditors, the audited financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee has also discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed pursuant to SAS No. 61, Codification of Statements on Auditing Standards, Communication with Audit Committees.

      The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by KPMG LLP is compatible with maintaining its independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

The Audit Committee of
the Board of Directors:

Robert H. Sheridan, Chairman
Ralph B. Everett
Eric P. Robison

MEMBERS OF THE BOARD OF DIRECTORS

Class I Directors with a Term Expiring at the 2003 Annual Meeting

      Ralph B. Everett, age 50, has served as a director of the Company since July 1998. Mr. Everett has been a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, where he heads the firm’s Federal Legislative Practice Group, since October 1989. In 1998, Mr. Everett was appointed by President Clinton as United States Ambassador to the 1998 International Telecommunication Union Plenipotentiary Conference. Prior to 1989, he was Chief Counsel and Staff Director of the United States Senate Committee on Commerce, Science and Transportation. He is a director and a member of the Investment Committee of Shenandoah Life Insurance Company. He is also a member of the Board of Visitors of Duke University Law School and the Norfolk Southern Corporation Advisory Board. Mr. Everett’s term as a director expires in 2003.

      Holcombe T. Green, Jr., age 62, has served as a director of the Company since May 2001. Mr. Green has been Chairman and Chief Executive Officer of WestPoint Stevens, Inc. since October 1992. Mr. Green is also the founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships. He is the retired Chairman of HBO & Company, a supplier of hospital information systems. He is also a director of WestPoint Stevens, Inc. Mr. Green’s term as a director expires in 2003.

Class II Directors with a Term Expiring at the 2004 Annual Meeting

      Eric P. Robison, age 42, has served as a director of the Company since August 1999. Mr. Robison is the President of IdeaTrek, Inc., a company that provides business consulting services. From 1994 to 2002, Mr. Robison worked for Vulcan Inc., the holding company that manages all personal and business interests for investor Paul G. Allen, as Vice President, Business Development, managing various projects and investigating investment opportunities. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consulting firm. Mr. Robison has served in key marketing management positions with SGS, Inc., Ashton-Tate, Inc., and Denny’s Inc. He has also worked on the account staffs of several advertising agencies, including McCann Erickson, Doyle Dane Bernbach and Foote Cone and Belding. Mr. Robison currently serves as a Director of CNET Media Networks, Inc. Mr. Robison’s term as a director expires in 2004.

      Robert H. Sheridan, III, age 39, has served as a director of the Company since July 1998. Mr. Sheridan served as a member of the Investment Committee of Cumulus Media, LLC, our predecessor entity, from April 1997 until its dissolution in June 1998. Mr. Sheridan has served as a Senior Vice President and Managing Director of BancAmerica Capital Investors, the principal investment group within Bank of America Corporation since January 1998, and is a Senior Vice President and Managing Director of BA Capital Company, L.P., or BA Capital, which was formerly known as NationsBanc Capital Corp. He was a Director of NationsBank Capital Investors, the predecessor of BACI, from January 1996 to January 1998. BA Capital is a principal shareholder of Cumulus, and is entitled to designate one member of our Board. Mr. Sheridan serves as BA Capital’s designee. Mr. Sheridan currently serves as a director of several privately held companies. Mr. Sheridan’s term of office as a director expires in 2004.

Class III Director Nominated for Election to Serve until the 2005 Annual Meeting

      Lewis W. Dickey, Jr., age 40, has served as our Chairman, President and Chief Executive Officer since December 2000, and as a Director since March 1998. Mr. Dickey was a founder and an initial investor in Cumulus Media, LLC through his interest in CML Holdings LLC. Mr. Dickey served as Executive Vice Chairman and a Director of Cumulus Media, LLC, our predecessor entity, from its inception in April 1997 until its dissolution in June 1998. Mr. Dickey is the founder of Stratford Research, Inc., or Stratford, a strategy consulting and market research firm advising radio and television broadcasters, as well as other media related industries. Mr. Dickey served as Stratford’s President from September 1985 to March 1998, and currently owns 25% of the outstanding capital stock of Stratford. From January 1988 until March 1998, Mr. Dickey served as President and Chief Operating Officer of Midwestern Broadcasting Corporation, which operated two stations in Toledo, Ohio that were acquired by the Company in November 1997. Mr. Dickey is a nationally regarded consultant on radio strategy and the author of The Franchise-Building Radio Brands, published by the National Association of Broadcasters. Mr. Dickey is the brother of John W. Dickey, our Executive Vice President.

PERFORMANCE GRAPH

      The following graph compares the total shareholder return on the Company’s Class A Common Stock for the year ended December 31, 2001 with that of (a) the Standard & Poors 500 Stock Index (“S&P 500”); (b) the Nasdaq Stock Market Index (the “Nasdaq Composite”); and (c) an index comprised of radio broadcast and media companies. See note (1) below. The total return calculations set forth below assume $100 invested on December 31, 2000, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 2001. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

	12/31/1999	3/31/2000	6/30/2000	9/29/2000	12/29/2000	3/30/2001	6/29/2001	9/28/2001	12/31/2001

Cumulus	100.00%	28.33%	17.98%	12.07%	7.14%	11.39%	26.76%	13.69%	31.88%
S&P 500	100.00%	102.00%	99.00%	97.77%	89.86%	78.97%	83.34%	70.85%	78.14%
NASDAQ	100.00%	112.37%	97.46%	90.26%	60.71%	45.22%	53.11%	36.83%	47.93%
Radio Index	100.00%	77.41%	82.97%	60.83%	53.93%	60.04%	70.25%	44.26%	57.57%

(1)	Index comprised of radio broadcast, outdoor and other media companies with the following trading symbols: Clear Channel Communications corporation (CCU), Cox Radio Inc. (CXR), Emmis Broadcasting Corporation (EMMS), Entercom Communications Corp. (ETM), Radio One Inc. (ROIA) and Saga Communications Inc. (SGA).

SUBMISSION OF SHAREHOLDER PROPOSALS

      In accordance with our by-laws, nominations, other than by or at the direction of the Board, of candidates for election as directors at the 2003 Annual Meeting of Shareholders and any other shareholder-proposed business intended to be brought before the 2003 Annual Meeting of Shareholders, whether or not such shareholder seeks to have such proposal included in the Company’s proxy statement, must be received by us not later than March 16, 2003. Shareholder-proposed nominations and other shareholder-proposed business must be made in accordance with the Company’s bylaws, which provide, among other things, that shareholder-proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder-proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. Proposals should be directed to Martin R. Gausvik, Executive Vice President, Chief Financial Officer and Treasurer, at the Company’s principal executive offices, 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested. Pursuant to the rules of the Securities and Exchange Act of 1934, as amended, we may use discretionary authority to vote proxies with respect to shareholder proposals to be presented in person at the 2003 Annual Meeting of Shareholders if the shareholder does not give us notice by April 1, 2003.

APPENDIX A

CERTIFICATE OF OWNERSHIP AND MERGER OF CUMULUS MEDIA INC.

(AN ILLINOIS CORPORATION)

INTO CUMULUS DELAWARE INC.

(A DELAWARE CORPORATION)

      It is hereby certified that:

1. CUMULUS MEDIA INC. (an Illinois corporation) (hereinafter called the “Corporation”) is a corporation of the State of Illinois, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

2. The Corporation, as the owner of all of the outstanding shares of common stock of Cumulus Delaware Inc., hereby merges itself into Cumulus Delaware Inc., a corporation of the State of Delaware.

3. The following is a copy of the resolutions adopted on the 14th day of June, 2002, by the Board or Directors of the Corporation to merge the Corporation into Cumulus Delaware Inc.:

      RESOLVED, that this Corporation be reincorporated in the State of Delaware by merging itself into Cumulus Delaware Inc. pursuant to the laws of the State of Illinois and the State of Delaware as hereinafter provided, so that the separate existence of this Corporation shall cease as soon as the merger shall become effective, and thereupon this corporation and Cumulus Delaware Inc. will become a single Corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.

      FURTHER RESOLVED, that the terms and conditions of the proposed merger are as follows:

(a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this Corporation shall become vested in and be held by Cumulus Delaware Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by this corporation, and Cumulus Delaware Inc. shall assume all of the obligations of this corporation.

(b) No pro rata issuance of the shares of stock of Cumulus Delaware Inc. which are owned by this corporation immediately prior to the effective time of the merger shall be made, and such shares shall be surrendered and extinguished.

(c) Each share of Class A common stock, $.01 par value, Class B common stock, $.01 par value, and Class C common stock, $.01 par value, of this Corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of a corresponding class of issued and outstanding share of Class A common stock, $.01 par value, Class B common stock, $.01 par value, and Class C common stock $.01 par value, respectively, of Cumulus Delaware Inc., and from and after the effective time of the merger, the holders of all of said issued and outstanding shares of this Corporation shall automatically be and become holders of shares of Cumulus Delaware Inc. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of Series A preferred stock, $.01 par value, of this Corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of Series A preferred stock, $.01 par value, of Cumulus Delaware Inc., and, from and after the effective time of the merger, the holders of all of said issued and outstanding shares of this Corporation shall automatically be and become holders of shares of Cumulus Delaware Inc. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each warrant, option or other derivative security to purchase common stock or preferred stock of the Corporation which is effective immediately prior to the effective time of the merger shall be converted into a warrant, option or other derivative security to purchase common stock or preferred stock, as applicable, of Cumulus Delaware Inc., as of the effective time of the merger. Such instruments shall be exercisable in accordance with their terms and conditions. Each share of Class A common stock, Class B common

A-1

stock, Class C common stock and Series A preferred stock of Cumulus Delaware Inc. shall have similar rights, preferences, privileges, powers, restrictions, limitations and qualifications as the corresponding class of the Corporation’s capital stock.

(d) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock or preferred stock of this corporation may surrender the same to Cumulus Delaware Inc.’s transfer agent, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing a like number of shares of common stock or preferred stock of Cumulus Delaware Inc.. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock or preferred stock of this Corporation shall be deemed for all corporate purposes to evidence ownership of shares of common stock or preferred stock, as applicable, of Cumulus Delaware Inc.

(e) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of Cumulus Delaware Inc. shall be the Certificate of Incorporation and the By-Laws of Cumulus Delaware Inc. as in effect immediately prior to such effective time and the name of Cumulus Delaware Inc. shall be changed to CUMULUS MEDIA INC.

(f) The members of the Board of Directors and officers of the Corporation shall become the members of the Board of Directors and the corresponding officers of Cumulus Delaware Inc. immediately upon the effective time of the merger.

(g) From and after the effective time of the merger, the assets and liabilities of this Corporation and of Cumulus Delaware Inc. shall be entered on the books of Cumulus Delaware Inc. at the amounts at which they shall be carried at such time on the respective books of this Corporation and of Cumulus Delaware Inc., subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of Cumulus Delaware Inc., in accordance with generally accepted accounting principles, the capital and surplus of Cumulus Delaware Inc. shall be equal to the capital and surplus of this corporation and of Cumulus Delaware Inc.

      FURTHER RESOLVED, that, in the event that the proposed merger shall not be terminated, the proper officers of this Corporation be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into Cumulus Delaware Inc. and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Illinois and Delaware in any other appropriate jurisdiction, necessary or proper to effect this merger.

4. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by CUMULUS MEDIA INC. in accordance with the laws under which it is organized.

      Signed and attested to on June      , 2002

Lewis W. Dickey, Jr.
Chairman, President, & Chief
Executive Officer of Cumulus Media Inc.

Attest:

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APPENDIX B

AMENDED AND RESTATED

BY-LAWS
OF
CUMULUS DELAWARE INC.

ARTICLE I

OFFICES

      SECTION 1.1     Principal Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have such principal and other business offices at such other places, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require.

      SECTION 1.2     Registered Office and Agent. The registered office of the Corporation which is required by the Delaware General Corporation Law (“DGCL”) to be maintained in the State of Delaware may be, but need not be, identical with the principal office of the Corporation in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors. The registered agent may be changed from time to time by the Board of Directors.

ARTICLE II

STOCKHOLDERS’ MEETINGS

      SECTION 2.1     Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time and place as may be fixed by resolution of the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the election of Directors is not accomplished at the annual meeting of the shareholders, or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

      At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise brought before the meeting by or at the direction of the Board of Directors; or (c) brought before the meeting by a shareholder pursuant to this Section 2.1.

      Only persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible for election as Directors, except as may otherwise be provided by the terms of the Corporation’s Certificate of Incorporation with respect to (i) the rights of holders of any series of Preferred Stock to elect Directors, and (ii) the rights of holders of Class C Common Stock to elect one (1) Director. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 2.1.

      For business to be properly brought before an annual meeting by a shareholder, and for nominations by shareholders for the election of directors, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. All notices given pursuant to this Section 2.1 shall be in writing and must be received by the Secretary of the Corporation not later than ninety (90) days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the Meeting Record Date (defined in Section 2.5); (ii) the name and address, as they appear on the Corporation’s books, of such shareholder; (iii) the class and number of the Corporation’s shares which are owned beneficially and of record by such shareholder; and (iv) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the shareholder wishes to bring to the attention of the Corporation, and shall specify any material interest of such shareholder in such business. The person providing the notice shall also be required to provide such further information as may be requested by the Corporation to comply with federal securities laws, rules and regulations. Notice as to nominations shall set forth the name(s) of the nominee(s), address and principal occupation or employment of each, a description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such shareholder.

      The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

      SECTION 2.2     Special Meetings.

(A) A special meeting of shareholders (a “Special Meeting”) may be called only (i) by the Board of Directors pursuant to a resolution adopted by three-quarters (3/4) of the entire Board of Directors, or (ii) by the Board of Directors upon the demand, in accordance with this Section 2.2, of the holders of record of shares representing at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(B) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than sixty (60) days nor less than ten (10) days before the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within thirty (30) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within thirty (30) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 30th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in Section 2.1. Any business proposed to be brought before the special meeting must be of a character that requires a special meeting under Delaware law or the Certificate of Incorporation.

(C) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the

Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (B) of this Section 2.2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such demand and the class or series and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary (i) not before, and (ii) within seventy (70) days after, the Demand Record Date.

(D) If the provisions of this Section 2.2 have been fully complied with, the Board of Directors by resolution shall call a special meeting. The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (C) of this Section 2.2, the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined herein), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (D), the following terms shall have the meanings set forth below:

(i) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii) “Participant in a Solicitation” shall have the meaning assigned to such term in Item 4 of Schedule 14A promulgated under the Exchange Act.

(iii) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi) “Soliciting Stockholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

(a) each shareholder signing any such demand;

(b) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (C) of this Section 2.2 is more than ten (10), each Person who is or intends to be a Participant in a Solicitation in connection with the Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

(c) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine, in good faith, that such Affiliate should be required to sign the written notice described in paragraph (C) of this Section 2.2 and/or the written agreement described in this paragraph (D) in order to prevent the purposes of this Section 2.2 from being evaded.

(E) Except as provided in the following sentence, any Special Meeting shall be held at such hour, day and place as may be designated by resolution of the Board of Directors. In the case of any Special Meeting called by the Board of Directors upon the demand of shareholders (a “Demand Special Meeting”), the date of the Demand Special Meeting shall be not more than seventy (70)

days after the Meeting Record Date (as defined in Section 2.5 of these By-Laws); provided that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within thirty (30) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, as well as the agreement described in paragraph (D), are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting.

(F) The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five (5) Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any shareholder to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(G) Only business within the purpose described in the meeting notice given in accordance with Section 2.4 of these By-Laws may be conducted at a Special Meeting.

(H) For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      SECTION 2.3     Place of Meeting. The annual meeting of the shareholders, and any Special Meeting of the shareholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors may designate.

      SECTION 2.4     Notices to Shareholders.

(A) Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by the DGCL or the Corporation’s Certificate of Incorporation), by or at the direction of the Chairman, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the DGCL or the Corporation’s Certificate of Incorporation to receive notice of such meeting. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder’s address shown in the current record of shareholders of the Corporation, with postage thereon prepaid.

(B) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (A) of this Section 2.4, to those persons who are shareholders as of the new record date.

(C) Waiver of Notice. A shareholder may waive notice in accordance with Section 2.12 of these By-Laws.

(D) Contents of Notice. The notice of each Special Meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these By-Laws, in the Corporation’s Certificate of Incorporation, or in the DGCL, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called. If the purpose of the meeting, or one of its purposes, is to consider a proposed reduction of stated capital without amendment to the Certificate of Incorporation, or voluntary dissolution or revocation of a voluntary dissolution by act of the Corporation, or a proposed disposition of all (or substantially all) of the assets of the Corporation outside of the ordinary course of business, the notice of the meeting shall state such purpose. If the purpose of the meeting, or one of its purposes, is to consider a proposed amendment to the Certificate of Incorporation, the notice shall set forth the proposed amendment or a summary of the changes to be effected thereby; and if the purpose of the meeting, or one of its purposes, is to consider a proposed merger or consolidation, a copy or a summary of the plan of merger or plan of consolidation, as the case may be, shall be included in or enclosed with the notice of the meeting.

      SECTION 2.5     Fixing of Record Date.

(A) Meetings. The Board of Directors may fix a date as the record date for any determination of shareholders entitled to notice of, and to vote at, a shareholders’ meeting, such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than ten (10) days nor more than sixty (60) days prior to the meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty (30) days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these By-Laws, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(B) Distributions. The Board of Directors may fix a date as the record date for determining shareholders entitled to receive a dividend or distribution, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such payment. If no record date is fixed for the determination of shareholders entitled to receive a dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

      SECTION 2.6     Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, at least ten (10) days before the meeting date, for any meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning ten (10) days before the meeting date and continuing until the meeting date, at the Corporation’s registered office and, subject to the DGCL, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the Corporation (if any) shall be evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

      SECTION 2.7     Quorum. Except as otherwise provided in the Corporation’s Certificate of Incorporation, these By-Laws or the DGCL, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the sole purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter and represented at the meeting shall be the act of the shareholders unless the vote of a greater number is required by the DGCL or the Corporation’s Certificate of Incorporation.

      SECTION 2.8     Conduct of Meetings. The Chairman or, in his or her absence, any officer or Director chosen by the Board of Directors shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

      SECTION 2.9     Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after three (3) years from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the DGCL as to the validity and sufficiency of proxy appointments.

      SECTION 2.10     Voting of Shares. Each outstanding share shall be entitled to that number of votes specified in the Corporation’s Certificate of Incorporation; provided, however, that if no such vote is specified, each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the DGCL. Shares of the Corporation standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may provide or, in the absence of any such provision, as the board of directors of such corporation may determine; and any shares voted by an officer, agent, or proxy of such corporation shall be presumed to be voted with due authority in the absence of express notice to the contrary given in writing to the Secretary or other officer of the Corporation.

      Shares of the Corporation standing in the name of a deceased person, a minor, or an incompetent, may be voted by such person’s administrator, executor, guardian, or conservator, as the case may be, either in person or by proxy, without the necessity to transfer such shares into the name of such fiduciary, provided that such fiduciary files proper evidence of his incumbency or office with the Secretary of the Corporation. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

      Shares of the Corporation which have been pledged by a shareholder shall continue to be voted by him until such shares have been transferred into the name of the pledgee.

      Shares of the Corporation belonging to the Corporation itself shall not be voted, directly or indirectly, at any meeting of the shareholders and shall not be considered in determining the total number of outstanding shares at any given time.

      SECTION 2.11     No Cumulative Voting. In all elections for Directors, no shareholder shall have the right to cumulate their votes for the Directors to be elected except as otherwise specifically provided in the Corporation’s Certificate of Incorporation.

      SECTION 2.12     Waiver of Notice. Whenever any notice is required to be given to any shareholder under the DGCL, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing by the shareholder entitled to such notice, signed at any time before, at or after the time of the meeting, shall be deemed equivalent to the giving of such notice. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:

(A) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

(B) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE III

BOARD OF DIRECTORS

      SECTION 3.1     General Powers. Subject to any limitations imposed by the DGCL or the Corporation’s Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

      SECTION 3.2     Number, Tenure, and Qualifications. The number of Directors of the Corporation shall be six (6). The number of Directors may be increased or decreased from time to time by amendment to these By-Laws and shall be deemed increased or decreased automatically without any action by the shareholders or Directors as provided in the Corporation’s Certificate of Incorporation with respect to (i) the rights of the holders of any series of Preferred Stock to elect Directors, and (ii) the rights of the holders of Class C Common Stock to elect one (1) Director, but no decrease shall have the effect of reducing the term of any incumbent Director except as otherwise provided in the Certificate of Incorporation. Each Director shall hold office until the next succeeding annual meeting of the shareholders or until his successor has been elected and qualified. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman, or to the Corporation through the Secretary or otherwise. Directors need not be residents of the State of Delaware or shareholders of the Corporation. The terms of office of the Board of Directors shall be and is divided into three classes: Class I, Class II, and Class III. The Class I term will expire at the annual meeting of shareholders to be held in 2003; the Class II term will expire at the annual meeting of shareholders to be held in 2004; and the Class III term will expire at the annual meeting of shareholders to be held in 2005. At each annual meeting of shareholders after the initial classification, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The directorships will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third (1/3) of the directors.

      SECTION 3.3     Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for the holding of additional regular meetings of the Board of Directors, either within or without the State of Delaware, without other notice than such resolution.

      SECTION 3.4     Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Corporation or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

      SECTION 3.5     Meetings by Telephone or Other Communication Technology.

(A) Any or all Directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which all participating Directors may simultaneously hear each other during the meeting.

(B) If a meeting will be conducted through the use of any means described in paragraph (A), all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in a meeting by any means described in paragraph (A) is deemed to be present in person at the meeting.

      SECTION 3.6     Notice of Meetings. Except as otherwise provided in the Certificate of Incorporation or the DGCL, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each Director or committee member at least forty-eight (48) hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile, or by mail or private carrier. Oral notice is effective when communicated to the director or to any person answering the director’s business or home telephone, or when left on the director’s answering machine or voice-mail system at home or place of business. Written notice is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the U.S. Mail, if mailed postpaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) at the time a facsimile transmission is completed, if sent by facsimile to the Director’s home or place of business. Whenever any notice is required to be given to any Director of the Corporation under the DGCL, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing by the Director entitled to such notice, signed at any time before, at or after the time of meeting, shall be deemed equivalent to the giving of such notice. The attendance of a Director at any meeting of the Board of Directors shall constitute a waiver of notice of the meeting, except where a Director attends for the express purpose of objecting to the transaction of any business at the meeting on the grounds that the meeting was not lawfully called or convened.

      SECTION 3.7     Quorum. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if less than a majority of such number of Directors are present, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors appointed to serve on a committee shall constitute a quorum of the committee.

      SECTION 3.8     Majority Action. The act of a majority of the Directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors (unless the act of a greater number of Directors is required by the Certificate of Incorporation). A Director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be conclusively presumed to have assented to the action so taken unless his dissent to such action is entered in the minutes of the meeting, or he files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or he forwards his dissent, by registered or certified mail, to the Secretary of the Corporation not later than two (2) days after the adjournment of the meeting. This right to dissent may not be exercised by any Director who voted in favor of such action.

      SECTION 3.9     Conduct of Meetings. The Chairman, or in his or her absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any Director or other person present to act as secretary of the meeting.

      SECTION 3.10     Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, shall be filled by election at the annual meeting of the shareholders or at a special meeting of the shareholders called for such purpose. Until such time as the vacancy is filled by the shareholders, the Board of Directors may fill the vacancy or, if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, such Directors may fill the vacancy by the affirmative vote of a majority of the Directors remaining in office. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until his successor is elected and qualified.

      SECTION 3.11     Compensation. By resolution adopted by the affirmative vote of a majority of the Directors then in office, and regardless of the personal interest of any Director, the Board of Directors may establish reasonable compensation of all Directors for services rendered to the Corporation as Directors, officers, or otherwise. By a like resolution, the Board of Directors may authorize the payment to all Directors of their respective expenses, if any, reasonably incurred in attending any regular or special meeting of the Board of Directors.

      SECTION 3.12     Committees. By resolution adopted by the affirmative vote of a majority of Directors then in office, the Board of Directors may designate one or more committees, each committee to consist of two (2) or more Directors elected by the Board of Directors, which, to the extent provided in such resolution (as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote) shall have and may exercise (when the Board of Directors is not in session) all of the authority and powers of the Board of Directors in the management of the business and affairs of the Corporation provided, however, that no such committee shall have or exercise the authority or powers of the Board of Directors with respect to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the Corporation. The Board of Directors may elect one or more of its members as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee upon request by the President of the Corporation or the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports of its activities to the Board of Directors as the Board of Directors may request.

      SECTION 3.13     Informal Action by Directors or Committees. Any action required by the DGCL, the Certificate of Incorporation, or these By-Laws to be taken at a meeting of the Board of Directors or any committee thereof, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of all of the members of the Board of Directors or committee thereof, as the case may be, and may be stated as such in any document filed with the Secretary of State under the DGCL.

ARTICLE IV.

OFFICERS

      SECTION 4.1     Principal Officers. The principal officers of the Corporation may include an Chairman, a President, one or more Vice-Presidents (the number of which shall be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers as may be deemed necessary or desirable. One person may hold any two or more offices.

      SECTION 4.2     Election and Term of Office. Subject to Section 4.4, below, the officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders; and each officer shall hold office until his successor is elected and qualified or until his death or his resignation or removal in the manner provided in Section 4.3, below. If the election of officers is not held at such regular meeting of the Board of Directors, the election shall be held as soon thereafter as may be convenient. Election or appointment of an officer shall not of itself create any contract rights.

      SECTION 4.3     Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, or the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, President or Secretary of the Corporation. The resignation shall take effect on the date of receipt of the notice of resignation or at any later time specified therein; and unless the notice of resignation specifies otherwise, the resignation shall become effective without the necessity of acceptance by the Board of Directors.

      SECTION 4.4     Vacancies. If any office becomes vacant by reason of the death, resignation, or removal of the incumbent, the Board of Directors shall elect a successor who shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

      SECTION 4.5     Chairman. The Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 4.6     President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall have the authority to sign certificates for shares of the Corporation’s capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation’s regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by the DGCL or the Board of Directors, the President may authorize any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

      SECTION 4.7     Absence of the Chairman. The President shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. In the absence of the Chairman or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman.

      SECTION 4.8     Vice-Presidents. The Board of Directors may appoint Vice-Presidents which may be designated as Executive Vice Presidents or Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, if one has been elected (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign certificates for shares of the Corporation’s capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors.

      SECTION 4.9     The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by the DGCL; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the President or a Vice-President, certificates for shares of the Corporation’s capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      SECTION 4.10     Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall require.

      SECTION 4.11     Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

      SECTION 4.12     Assistants and Acting Officers. The Board of Directors and the President shall each have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or President.

      SECTION 4.13     Salaries. The salaries of officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 5.1     Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and post office address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      SECTION 5.2     Transfer of Shares. Transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation only by the holder of record thereof, or by his legal representative or his attorney so authorized by a duly executed power-of-attorney filed with the Secretary of the Corporation, upon surrender for cancellation of the certificate for such shares and subject to such limitations as may be set forth in the Certificate of Incorporation. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all of the rights and powers of the owner of such shares. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if there were on or with the certificate the necessary endorsements and if the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that the endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by the Board of Directors.

      SECTION 5.3     Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the Corporation.

      SECTION 5.4     Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

      SECTION 5.5     Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable.

      SECTION 5.6     Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

      SECTION 6.1     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      SECTION 6.2     Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VI shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

      SECTION 6.3     Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VI is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

      SECTION 6.4     Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

      SECTION 6.5     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      SECTION 6.6     Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII.

AMENDMENTS

      SECTION 7.1     Amendment by Directors or Shareholders. These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted in whole or in part by the shareholders. These By-Laws may be altered, amended, or repealed, and new By-Laws may be adopted in whole or in part by the Board of Directors, notwithstanding the fact that these By-Laws may have been adopted by the shareholders of the Corporation. The By-Laws may contain any provisions for the regulation and management of the Corporation’s affairs not inconsistent with law or the Certificate of Incorporation.

      SECTION 7.2     Implied Amendments. Any action taken or authorized by the shareholders of the Corporation by the affirmative vote of the holders of the majority of the outstanding shares of each class of the Corporation entitled to vote thereon, or by the Board of Directors, shall be given the same effect as though these By-Laws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.

APPENDIX C

ILLINOIS BUSINESS CORPORATION ACT

ARTICLE 11

MERGER AND CONSOLIDATION — DISSENTERS’ RIGHTS

      SECTION 5/11.65.     Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

(2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

(3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i) alters or abolishes a preferential right of such shares;

(ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

(iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

(4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

(c) A record owner of shares may assert dissenters’ rights as to fewer than all the shares recorded in such person’s name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters’ rights as to shares held on such person’s behalf only if the beneficial owner submits to the corporation the record owner’s written consent to the dissent before or at the same time the beneficial owner asserts dissenters’ rights.

      SECTION 5/11.70. Procedure to Dissent.

(a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenters’ rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

(b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenter’s rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

(c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation’s latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation’s statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

(d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

(e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation’s statement of value, shall notify the corporation in writing of the shareholder’s estimated fair value and amount of interest due and demand payment for the difference between the shareholder’s estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

(f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

(g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

(h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

(i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

(1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

(2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

      If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

(j) As used in this Section:

(1) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

(2) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

* * *

APPENDIX D

CUMULUS MEDIA INC.

AMENDED AND RESTATED
1998 EMPLOYEE STOCK PURCHASE PLAN

      1. Purpose. The purpose of this Plan is to provide eligible employees of Cumulus Media Inc. (the “Company”) and its Subsidiaries (as defined in Paragraph 12 hereof) (collectively, the “Employer”), with an opportunity to purchase $.01 par value Class A common stock of the Company (the “Class A Common Stock”) through annual offerings to be made commencing on the 1st day of January, 1999 (the “Effective Date of the Offering”), and thus develop a stronger incentive to work for the continued success of the Employer. The aggregate number of shares of Common Stock authorized to be sold pursuant to options granted under this Plan is 2,000,000 shares, subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled, or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the” Code”) and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

      2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Any expenses of the Committee shall be paid by the Company. The Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final, conclusive and binding on all participants in the Plan.

      3. Eligibility.

(a) All persons who are employees of the Employer on the Effective Date of the Offering will be eligible to participate in the Plan, subject to the additional limitations imposed herein.

(b) Any provision of this Plan to the contrary notwithstanding, no employee shall be granted an option:

(i) if, immediately after the grant, such employee would own, and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company as provided in Section 423(b)(3) of the Code; or

(ii) which permits the employee’s rights to purchase stock under all employee stock purchase plans, as defined in Section 423 of the Code, of the Company and any parent or Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of the stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time as provided in Section 423(b)(8) of the Code.

      4. Offerings. The Board of Directors of the Company may authorize the Committee to make one or more annual offerings to employees (through the grant of options) to purchase Common Stock under this Plan. The term of any offering shall be for a period of twelve (12) months’ duration.

      5. Participation. An employee eligible on the Effective Date of any Offering (as defined in paragraph 1 hereof) may participate in such offering by completing and forwarding a payroll deduction authorization form to his appropriate payroll location before March 31st of the offering period. The form will authorize a regular payroll deduction from the employee’s pay.

      6. Deductions. The Employer will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages up to a maximum of 15% of the compensation an employee received during the offering period (or during such portion thereof as an employee may elect to participate).

      7. Deduction Changes. An employee may increase or decrease his payroll deduction by filing a new payroll deduction authorization form before September 30th of the offering period. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during the term of any offering period.

      8. Withdrawal of Funds. Upon written notice to the Committee, an employee may at any time and for any reason permanently draw out the balance accumulated in his account, and thereby withdraw from participation in an offering. The only right of an employee withdrawing from an offering shall be to be paid the entire amount credited to his account. An employee who withdraws from an offering shall not be entitled to participate again in that offering, but may, if otherwise eligible, participate in a subsequent annual offering. Partial withdrawals will not be permitted.

      9. Purchase of Shares.

(a) Each employee participating in an offering under this Plan will be granted an option, upon the Effective Date of the Offering, to purchase as many whole shares of Common Stock of the Company as can be purchased with the total payroll deductions credited to his account during the specified offering period in the manner and on the terms herein provided.

(b) The purchase price for a share granted under any offering will be the Offering Price of 85% of the lesser of the Fair Market Value (as defined in Section 12 hereof) of a share of Class A Common Stock on the Effective Date of the Offering and December 31 of the year which includes the Effective Date of the Offering, provided, however, that the purchase price shall not be less than par value.

(c) As of December 31st of each year, the account of each participating employee shall be totaled and the Offering Price determined. If a participating employee shall have sufficient funds in his account to purchase one or more full shares at the Offering Price as of that date, the employee shall be deemed to have exercised his option to purchase such share or shares at such price, his account shall be charged for the amount of the purchase and a stock certificate shall be issued to him as of such day. The balance of any payroll deductions credited to his account during the offering shall be returned to the participating employee.

      10. Interest. Interest will not accrue on any employee payroll deduction accounts.

      11. Registration of Certificates. Certificates will be registered only in the name of the employee. If an employee makes a written request to the Committee, the Committee may cause the certificates to be issued in his name jointly with a member of his family with right of survivorship.

      12. Definitions.

(a) “Fair Market Value” shall be the closing sale price of the Common Stock of the Company on the Nasdaq National Market (the “Nasdaq”) as reported in the Midwest Edition of The Wall Street Journal on the date in question, provided that, if no sales of Common Stock of the Company were made on the Nasdaq on any such date, Fair Market Value shall mean the closing sale price of the Common Stock of the Company as reported for the most recent preceding day on which sales of Common Stock were made on the Nasdaq, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(b) “Subsidiary” means any corporation of which the Company or a Subsidiary owns 50% or more of the combined voting power of all classes of stock unless the Board determines that such corporation shall not be a “Subsidiary” for purposes hereof. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

      13. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such full shares shall have been duly issued.

      14. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee’s retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him or, in the event of his death, to his estate. Transfer of a participating employee from the Company to a parent or Subsidiary thereof or vice versa shall not constitute termination of employment.

      15. Rights not Transferable. Rights under this Plan are not transferable by a participating employee, otherwise than by will or the laws of descent and distribution, and are exercisable, during his lifetime, only by him. In addition, rights under the Plan may not be subject to any attachment, garnishment or encumbrance of any kind by creditors of the participating employee.

      16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated.

      17. Adjustment in Case of Changes Affecting the Common Stock of the Company. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Common Stock, or the Common Stock shall be changed into the same or different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) acceleration of the exercise date of outstanding options, or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

      18. Amendment of the Plan.

(a) The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 17 hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

(b) In the event that the Board of Directors determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion and, to the extent necessary or desirable, amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price;

(ii) shortening any offering period such that the offering period ends on a new exercise date, including an offering period underway at the time of the action of the Board of Directors; and

(iii) allocating shares.

Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating employees.

      19. Termination of the Plan.

(a) This Plan and all rights of employees under any offering hereunder shall terminate:

(i) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and consistent with Section 423 of the Code; or

(ii) at any time, at the discretion of the Board of Directors of the Company.

(b) Upon termination of this Plan, all amounts in the accounts of participating employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase shares of Class A Common Stock, in the sole discretion of the Board of Directors of the Company.

      20. Governmental Regulations. The obligation to sell and deliver shares of the Class A Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

D-4